Exhibit 4.6

GRANITE REAL ESTATE INVESTMENT TRUST

and

GRANITE REIT INC.

JOINT NOTICE OF ANNUAL GENERAL MEETINGS OF

HOLDERS OF STAPLED UNITS

(CONSISTING OF TRUST UNITS OF GRANITE REAL ESTATE INVESTMENT TRUST

AND COMMON SHARES OF GRANITE REIT INC.)

TO BE HELD ON THURSDAY, JUNE 13, 2019

and

MANAGEMENT INFORMATION CIRCULAR / PROXY STATEMENT

May 7, 2019

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APPENDIX “A”	A-1

APPENDIX “B”	B-1

- ii -

May 7, 2019

Dear Granite Unitholder:

On behalf of our trustees, directors and management, we are pleased to invite you to the joint annual general meetings of holders of Stapled Units. The joint annual general meetings will consist of the annual general meeting of unitholders of Granite Real Estate Investment Trust and the annual general meeting of shareholders of Granite REIT Inc. (collectively, the “Meetings”), to be held concurrently at Vantage Venues, 150 King Street West, 27th Floor, Toronto, Ontario, Canada, at 10:00 a.m. (Toronto time) on Thursday, June 13, 2019. The Meetings have been called to provide unitholders and shareholders with the opportunity to vote on those matters described in the accompanying joint notice of annual general meetings and management information circular / proxy statement. Following the formal part of the Meetings, management will review the highlights of our performance in 2018 and our outlook for 2019.

2018 was an active year for Granite, as we significantly increased net asset value and improved the quality and diversification of the portfolio. In addition, Granite welcomed a new President and Chief Executive Officer and approved a new strategic plan, which sets the course for Granite over the next five years.

In accordance with our strategic objectives for 2018, Granite acquired over $540 million in modern e-commerce and distribution assets and disposed of $730 million of non-core assets, while generating year-over-year growth in reported funds from operations (FFO) per Stapled Unit(1) of 13.2% and maintaining a conservative balance sheet and ample liquidity.

In addition, Granite delivered strong total return performance relative to the S&P/TSX Composite Index and the S&P/TSX Capped REIT Index. Granite also announced an increase in its annual distribution by 2.9% to $2.80 per Stapled Unit for 2019, its seventh consecutive annual increase.

With respect to Board composition, Mr. Donald Clow and Mr. Samir Manji have announced their intention not to stand for re-election in 2019. On behalf of the Board of Trustees, we would like to thank Donald and Samir for their service and contributions to Granite. The Board is also pleased to nominate Ms. Fern Grodner and Ms. Sheila A. Murray for election to the Board of Trustees. Both candidates possess extensive experience as senior executives in their respective fields and will be great additions to the Board.

We hope you can attend the Meetings, but in any case, your vote is important, and your units and shares should be represented at the Meetings. If you are unable to attend, please complete, date and sign the enclosed proxy form, and return it in accordance with the instructions set out in the proxy form. Even if you plan to attend the Meetings, you may find it convenient to express your views in advance by completing and returning the proxy form.

We look forward to seeing you at the Meetings on June 13, 2019.

Yours truly, Kelly Marshall	Kevan Gorrie

Chairman Granite Real Estate Investment Trust and Granite REIT Inc.	President and Chief Executive Officer Granite Real Estate Investment Trust and Granite REIT Inc.

Note:

(1)	FFO is a measure not defined by International Financial Reporting Standards. For a description of FFO see “Compensation Discussion and Analysis”.

JOINT NOTICE OF ANNUAL GENERAL MEETINGS OF HOLDERS OF STAPLED UNITS

JOINT NOTICE is hereby given that the Annual General Meetings of holders of stapled units (collectively, the “Meetings”), being the annual general meeting of unitholders of Granite Real Estate Investment Trust (“Granite REIT”) and the annual general meeting of shareholders of Granite REIT Inc. (“Granite GP” and, together with Granite REIT, “Granite”), will be held concurrently at Vantage Venues, 150 King Street West, 27th Floor, Toronto, Ontario, Canada, on Thursday, June 13, 2019, commencing at 10:00 a.m. (Toronto time) for the following purposes:

(a)

to receive and consider the annual report of Granite, including the audited combined financial statements of Granite for the financial year ended December 31, 2018 and the auditor’s report on those statements;

(b)	to elect the trustees of Granite REIT for the ensuing year;

(c)	to elect the directors of Granite GP for the ensuing year;

(d)	to re-appoint Deloitte LLP the auditor of Granite REIT for the ensuing year, based on the recommendation of the Audit Committee and the board of trustees of Granite REIT;

(e)

to re-appoint Deloitte LLP the auditor of Granite GP for the ensuing year, based on the recommendation of the Audit Committee and the board of directors of Granite GP, and authorize the directors to fix the auditor’s remuneration; and

(f)	to transact such further or other business or matters as may properly come before the Meetings or any adjournment(s) or postponement(s) thereof.

Only shareholders and unitholders of record at the close of business on May 7, 2019, being the record date for the Meetings, will be entitled to receive notice of, to attend and to vote at the Meetings or any adjournment(s) or postponement(s) thereof.

A Management Information Circular / Proxy Statement and a form of proxy are enclosed with this Joint Notice of Annual General Meetings of holders of stapled units of Granite. The Management Information Circular / Proxy Statement provides additional information concerning the matters to be dealt with at the Meetings. If you are unable to be present at the Meetings in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope provided for that purpose in accordance with the instructions set out in the section entitled “Appointment and Revocation of Proxies” of the enclosed Management Information Circular / Proxy Statement. To be effective, proxies must be received by 10:00 a.m. (Toronto time) on June 11, 2019, or not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time the Meetings, if adjourned, are reconvened, or, if the Meetings are postponed, are convened. The Chair of the Meetings may waive or extend the proxy cut-off without notice. Proxies must be returned to one of the following locations: (a) Computershare Investor Services Inc., Granite’s registrar and transfer agent, at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or (b) the principal executive offices of Granite at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, Canada M5K 1H1, addressed to the Chief Executive Officer of Granite REIT and Granite GP. Shareholders and unitholders may elect to vote by use of the telephone or via the internet in accordance with the instructions on the applicable form of proxy.

BY ORDER OF THE BOARD OF TRUSTEES OF GRANITE REAL ESTATE INVESTMENT TRUST	BY ORDER OF THE BOARD OF DIRECTORS OF GRANITE REIT INC.

KEVAN GORRIE President and Chief Executive Officer Granite Real Estate Investment Trust	KEVAN GORRIE President and Chief Executive Officer Granite REIT Inc.

May 7, 2019

Toronto, Ontario

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MANAGEMENT INFORMATION CIRCULAR / PROXY STATEMENT

The Meeting Materials

This joint Management Information Circular / Proxy Statement dated May 7, 2019 (the “Circular”), the accompanying Joint Notice of Annual General Meetings (the “Notice”), the accompanying form(s) of proxy and all attachments thereto (collectively, the “Meeting Materials”) are furnished to owners (“Unitholders”) of stapled units (“Stapled Units”) (each consisting of one trust unit (a “REIT Unit”) of Granite Real Estate Investment Trust (“Granite REIT”) and one common share (a “GP Share”) of Granite REIT Inc. (“Granite GP”)) in connection with the solicitation by and on behalf of the management of Granite REIT and Granite GP (“Management”) of proxies to be used at the Annual General Meetings of Unitholders (the “Meetings”) to be held at Vantage Venues, 150 King Street West, 27th Floor, Toronto, Ontario, Canada, on Thursday, June 13, 2019, commencing at 10:00 a.m. (Toronto time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the Notice.

This Circular contains information about both Granite REIT and Granite GP in accordance with exemptions granted by Canadian securities regulatory authorities dated December 21, 2012. For periods prior to January 3, 2013, the date upon which Granite Real Estate Inc. (“Granite Co.”) converted from a corporate structure to a stapled unit real estate investment trust structure pursuant to the Business Corporations Act (Québec) (the “2013 Arrangement”), this Circular also contains information about Granite Co. Throughout this Circular, unless otherwise specified or the context otherwise indicates, “we”, “us”, “our” and “Granite” refer to the combined Granite REIT and Granite GP and their subsidiaries and investees and, for periods prior to implementation of the 2013 Arrangement, their predecessor Granite Co. and its predecessors and subsidiaries.

As provided in the Amended and Restated Declaration of Trust of Granite REIT dated December 20, 2017 (the “Granite REIT Declaration of Trust”) and the articles of Granite GP, each REIT Unit is “stapled” to a GP Share (and each GP Share is “stapled” to a REIT Unit) such that they trade together as Stapled Units (unless and until an “Event of Uncoupling”, as defined in the Granite REIT Declaration of Trust, occurs). References in this Circular to “Unitholders” refer to holders of Stapled Units including, as applicable and as the context may require, to such persons as holders of REIT Units and/or holders of GP Shares comprising Stapled Units.

The Meeting Materials are being mailed to Unitholders of record as of the close of business on May 7, 2019. Granite will bear all costs associated with the preparation and mailing of the Meeting Materials, as well as the cost of the solicitation of proxies. The solicitation will be primarily by mail; however, officers and employees of Granite may also directly solicit proxies (but not for additional compensation) personally, by telephone, by facsimile or by other means of electronic transmission. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward the Meeting Materials to their principals and to obtain authorizations for the execution of proxies and will be reimbursed for their reasonable expenses in doing so.

All monetary amounts referred to in this Circular are presented in Canadian dollars, unless otherwise noted.

APPOINTMENT AND REVOCATION OF PROXIES

Registered Holders

The persons named as the appointed proxyholder in the accompanying form(s) of proxy are Management appointees and are officers of Granite. A Unitholder has the right to appoint a person (who need not be a Unitholder) to attend and act for and on such Unitholder’s behalf at the Meetings other than the Management appointees named in the accompanying form(s) of proxy. This right may be exercised by inserting in the blank space the name of the person the Unitholder wishes to appoint as proxyholder, or by completing, signing and submitting another proper form of proxy naming such person as proxyholder.

Unitholders desiring to be represented at the Meetings by proxy must deposit their forms of proxy at one of the following locations:

(a)

the offices of Computershare Investor Services Inc., the registrar and transfer agent of Granite, at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department; or

(b)

the principal executive offices of Granite at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, Canada M5K 1H1, addressed to the President and Chief Executive Officer of Granite,

by 10:00 a.m. (Toronto time) on June 11, 2019 or not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time any adjourned Meeting is reconvened or any postponed Meeting is convened. A revocation of proxy may also be deposited with the Chair of the Meetings on the day of the Meetings, or any adjournment(s) or postponement(s) thereof. If a Unitholder who has completed a proxy attends the Meetings in person, any votes cast by such Unitholder on a poll will be counted and the proxy will be disregarded.

Rather than returning the proxy by mail or hand delivery, registered Unitholders may also elect to vote by telephone or via the internet. Those registered holders electing to vote by telephone require a touch-tone telephone to transmit their voting preferences. Registered Unitholders electing to vote by telephone or via the internet must follow the instructions included in the form(s) of proxy received from Granite.

Non-Registered Holders

Only registered Unitholders and persons appointed as proxyholders are permitted to attend and vote at the Meetings. However, in many cases, Stapled Units beneficially owned by a Unitholder (a “Non-Registered Holder”) are registered either:

(a)

in the name of an intermediary that the Non-Registered Holder deals with in respect of the Stapled Units, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered plans; or

(b)	in the name of a clearing agency (such as CDS Clearing and Depository Services Inc. and, in the United States, The Depository Trust Company) in which the intermediary is a participant.

The Meeting Materials are being sent to both registered and non-registered owners of Stapled Units. In accordance with National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer, Granite is delivering the Meeting Materials directly to depositories and other intermediaries for onward distribution to Non-Registered Holders. Typically, intermediaries will use a service company to forward the Meeting Materials to, and to obtain voting instructions from, beneficial owners.

If you are a Non-Registered Holder, you should follow the instructions received from the intermediary through which your Stapled Units are held. Generally, Non-Registered Holders will receive either:

(a)

a voting instruction form (a “VIF”), which must be completed and signed by the Non-Registered Holder in accordance with the directions set out on the VIF (which may, in some cases, allow for voting by telephone or internet); or

(b)

less typically, a proxy that has already been signed by the intermediary (usually by way of a facsimile, stamped signature), that is restricted as to the number of Stapled Units beneficially owned by the Non-Registered Holder, but that is otherwise not fully completed. In this case, the Non-Registered Holder who wishes to submit the proxy should otherwise properly complete and deposit it with Computershare Investor Services Inc., as described above.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the Stapled Units they beneficially own. Non-Registered Holders that wish to vote in person at the Meetings must insert their name in the space provided on the form of proxy or VIF and adhere to the signing and return instructions provided on the form. If you are a Non-Registered Holder, you should follow the instructions on the document you receive and contact your intermediary promptly if you need assistance.

Revocation

A registered Unitholder may revoke a proxy that has already been deposited by:

(a)	completing and signing a proxy bearing a later date and depositing it with Granite or Computershare Investor Services Inc. as described under “— Registered Holders” above;

(b)

depositing an instrument in writing executed by the Unitholder or by the Unitholder’s attorney authorized in writing at Granite’s registered office at any time up to and including the last business day preceding the day of the Meetings, or any adjournment(s) or postponement(s) of the Meetings, at which the proxy is to be used, or with the Chair of the Meetings on the day of the Meetings, or any adjournment(s) or postponement(s) thereof; or

(c)	in any other manner permitted by law.

A Non-Registered Holder who wishes to revoke his or her proxy or VIF must make appropriate arrangements with the intermediary through which his or her Stapled Units are held.

Signature of Proxy

A form of proxy must be executed by the Unitholder or his or her attorney authorized in writing, or if the Unitholder is a corporation, the form of proxy should be signed in its corporate name by an authorized officer. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Granite).

Voting of Proxies

The persons named in the accompanying form of proxy will vote the Stapled Units in respect of which they are appointed in accordance with the direction of the Unitholder appointing them. Where a choice for a matter is not specified, Stapled Units will be voted as the proxyholder sees fit. Unless contrary instructions are provided, Stapled Units represented by proxies received by Management will be voted as follows:

(a)	FOR the election of trustees of Granite REIT as set out in this Circular;

(b)	FOR the election of directors of Granite GP as set out in this Circular;

(c)	FOR the re-appointment of Deloitte LLP as the auditor of Granite REIT, based on the recommendation of the Audit Committee and the board of trustees of Granite REIT; and

(d)

FOR the re-appointment of Deloitte LLP as the auditor of Granite GP, based on the recommendation of the Audit Committee and the board of directors of Granite GP, and the authorization of the directors to fix the auditor’s remuneration.

Exercise of Discretion of Proxy

The accompanying form(s) of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meetings or any adjournment(s) or postponement(s) thereof. As of the date of this Circular, Granite is not aware of any such amendments or variations or any other matters to be addressed at the Meetings.

Record Date

The board of trustees of Granite REIT and the board of directors of Granite GP (the “Boards”) have each fixed the close of business on May 7, 2019 as the record date (the “Record Date”) for the Meetings. Only holders of record of REIT Units and GP Shares (forming Stapled Units) at the close of business on the Record Date are entitled to receive notice of and to vote at the Meetings.

VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS

As at April 30, 2019, there were issued and outstanding 49,443,103 Stapled Units. Holders of REIT Units are entitled to cast one vote per REIT Unit held by them on each matter to be acted on by holders of REIT Units at the Meetings, and holders of GP Shares are entitled to cast one vote per GP Share held by them on each matter to be acted on by holders of GP Shares at the Meetings.

As at April 30, 2019, the trustees, directors and officers of Granite are not aware of any Unitholders that beneficially own, or exercise control or direction over, directly or indirectly, 10% or more of the issued and outstanding Stapled Units.

MATTERS TO BE ACTED UPON AT THE MEETINGS

Election of Trustees of Granite REIT

The Granite REIT Declaration of Trust provides for a number of trustees to be fixed by the trustees from time to time, subject to a minimum of three and a maximum of 15 trustees. The number of trustees is currently set at nine. The term of office of each currently-serving trustee expires at the time of the Meetings unless successors are not elected, in which case the trustees remain in office until their successors are elected or appointed in accordance with applicable law and the Granite REIT Declaration of Trust.

Mr. Donald Clow and Mr. Samir Manji, current trustees, are not standing for re-election as trustees, and the board of trustees of Granite REIT has determined to nominate Ms. Fern Grodner and Ms. Sheila A. Murray for election as trustees of Granite REIT at the Meetings. Accordingly, the number of individuals to be elected to the board of trustees at the Meetings has been set at nine.

Management proposes to nominate, and the persons named in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote for the election as trustees of the nine persons whose names are set forth below (the “Proposed Trustees”).

Management does not contemplate that any of the Proposed Trustees will be unable to serve as a trustee. If, as a result of circumstances not now contemplated, any Proposed Trustee is unavailable to serve as a trustee, the proxy will be voted for the election of such other person or persons as Management may select. Each trustee elected will hold office until the conclusion of the next annual general meeting of unitholders of Granite REIT, or until his/her respective successor is elected or appointed in accordance with applicable law and the Granite REIT Declaration of Trust.

The Boards have adopted a majority voting policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, a nominee for election as a trustee of Granite REIT or a director of Granite GP shall immediately tender his or her resignation to the Boards if, in an uncontested election, such nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election. The Majority Voting Policy provides that the Boards will consider a recommendation of the Compensation, Governance and Nominating Committee (the “CGN Committee”) of the board of directors of Granite GP with respect to such resignation and determine whether to accept or reject such resignation within 90 days following the applicable election. The CGN Committee shall recommend acceptance of the resignation, and the Board shall accept the resignation, except in situations where exceptional circumstances would warrant the trustee or director continuing to serve on the Board. Following the applicable Board’s decision on the resignation, the Board will promptly disclose, via press release, its decision whether to accept the resignation offer, and if the Board decides to reject the resignation, the press release will fully state the reasons for that decision.

The following table sets forth information with respect to each of the Proposed Trustees, including the number and value of securities of Granite REIT and Granite GP beneficially owned, directly or indirectly, or over which control or direction is exercised by each such Proposed Trustee as at April 30, 2019.

Peter Aghar

Residence: Ontario, Canada

Age: 51

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:

Real estate, REIT,

finance/investment analysis,

accounting, strategy and

business leadership

2018 Annual Meeting:

Votes for:               99.90%

Votes withheld:      0.10%

Mr. Aghar is the founder and President of Crux Capital Corporation (“Crux”), a value-add real estate investor, developer and venture capital investor active across Canada. Since 2013, Crux and its partners have purchased over three million square feet of commercial property and are participating in over one million square feet of development. Mr. Aghar has a successful 20+ year track record as an opportunistic value investor on an institutional scale, having been responsible for more than 100 real estate transactions totaling over $10 billion in value. Transactions have consisted of investments in Canada, the United States and internationally, including equity investments, developments, joint ventures, structured and mezzanine debt, open and closed end private equity funds as well as the privatization and launch of several public entities. Mr. Aghar was formerly President and Chief Investment Officer of KingSett Capital and a Managing Director of Institutional Accounts at GE Capital Real Estate.

Mr. Aghar is a board member of a number of companies and investment funds as well a member of the Young Presidents’ Organization. He is a CPA, a CMA and a graduate of the University of Waterloo with an Honors Mathematics Degree.

Other Current Public Directorships					Since:
Pro Real Estate Investment Trust (TSX Venture Exchange:PRV)					June 9, 2015
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(1) (#)	Stapled Units(2) (#)	Total Deferred Share Units and Stapled Units (#)	Total Value(3) ($)	Multiple of Base Retainer	Ownership Requirement Met(4)
5,721	31,604	37,325	2,276,452	38x	Yes
Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
Board				8 / 8
Investment Committee of Granite GP (Chair)				7 / 7	100%

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Represents Stapled Units held by Crux, over which Mr. Aghar exercises control or direction.

(3)

Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the Toronto Stock Exchange (the “TSX”) on April 30, 2019, being $60.99.

(4)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer.

Remco Daal

Residence: British Columbia, Canada

Age: 53

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:
Real estate, REIT,

finance/investment analysis, strategy and business leadership

2018 Annual Meeting:

Votes for:                99.89%

Votes withheld:       0.11%

Mr. Daal has been President of Canadian Real Estate for QuadReal Property Group since its establishment in June 2016, responsible for QuadReal’s domestic operations, including investment, development, and the management operation of the Canadian property portfolio. QuadReal is a global real estate company owned by the British Columbia Investment Management Corporation (bcIMC), one of Canada’s largest institutional investors, and has managed assets valued at over $18 billion.

From 2000 to 2016, Mr. Daal worked at Bentall Kennedy Group, one of North America’s largest real estate investment advisors and Canada’s largest property manager, most recently as President and Chief Operating Officer from 2009 to 2016. Prior to joining Bentall Kennedy, Mr. Daal held senior positions with CIBC Development Corporation and a private Toronto-based development company. Mr. Daal has over 25 years of experience in the real estate sector.

Mr. Daal currently serves on the board of Parkbridge Lifestyle Communities Inc. as well as the Faculty Advisory Board of UBC’s Sauder School of Business.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(1) (#)	Stapled Units (#)	Total Deferred Share Units and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
5,217	20,000	25,217	1,537,985	26x	Yes
Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
Board				8 / 8
Investment Committee of Granite GP				7 / 7	100%

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer.

Kevan Gorrie

Mr. Gorrie joined Granite as President and Chief Executive Officer on August 1, 2018 and was appointed Trustee and Director of Granite GP effective August 1, 2018. With over 20 years of corporate real estate experience in Canada, the United States and Germany, Mr. Gorrie most recently served as the President and Chief Executive Officer of Pure Industrial Real Estate Trust (“PIRET”) where he successfully grew and led the business until its strategic sale to Blackstone Property Partners and Ivanhoé Cambridge in May 2018.

Prior to joining PIRET, Mr. Gorrie led the industrial business for Oxford Properties Group, the real estate investment arm of a major Canadian pension fund, where he built a platform comprising 13 million square feet of income producing properties and development projects across major Canadian industrial markets, encompassing acquisition, asset management, leasing, operations and development.

Mr. Gorrie is a graduate of the civil engineering program at the University of Toronto and a graduate of the Director Education Program (ICD.D) from the Institute of Corporate Directors.

Residence: Ontario, Canada

Age: 50

Status: Not Independent

Joined Board: August 1, 2018

Areas of Expertise:
Real estate, REIT,

finance/investment analysis, strategy and business leadership

2018 Annual Meeting:
Votes for:               n/a

Votes withheld:      n/a

	Other Current Public Directorships							Since:
	None							n/a
	Granite Securities Owned, Controlled or Directed, as at April 30, 2019
	Restricted Stapled Units(1) (#)	Stapled Units (#)	Total Restricted Stapled Units and Stapled Units (#)	Total Value of Restricted Stapled Units ($)	Total Value of Stapled Units ($)	Total Value(2) ($)	Multiple of Annual Base Salary	Ownership Requirement Met(3)
	66,864	18,100	84,964	4,078,035	1,103,919	5,181,954	6x	Yes
	Current Board / Committee Membership						2018 Meeting Attendance(4)	Attendance Total

	Board						1 / 1	100%

Notes:

(1)	Restricted stapled units are issued under Granite’s Executive Deferred Stapled Unit Plan. See “Elements of Executive Compensation” for details.

(2)

Value means the dollar value of the restricted stapled units and/or stapled units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)	Mr. Gorrie is subject to a unit-based ownership requirement described below under “Compensation Discussion and Analysis — CEO Stapled Unit Ownership Guidelines”).

(4)	Mr. Gorrie was appointed trustee of Granite REIT and a director of Granite GP on August 1, 2018.

Fern Grodner

Residence: Washington State, U.S.A.

Age: 65

Status: Independent

Joined Board: New nominee

Areas of Expertise:
Real estate, accounting,
strategy and business
leadership

2018 Annual Meeting:
Votes for:               n/a

Votes withheld:      n/a

With over 25 years of corporate real estate experience, Ms. Grodner joined Amazon.com, Inc. in 2014, where she serves as Senior Manager, Global Real Estate and Facilities, responsible for large, complex real estate transactions in the Americas. To date, Ms. Grodner has managed transactions for Amazon totaling in excess of US$4 billion. Her expertise also extends to strategic planning, design, and construction of corporate space.

Prior to joining Amazon, Ms. Grodner spent seven years with JDS Uniphase Corporation overseeing all real estate aspects of an international portfolio of office and manufacturing sites, thereby developing an expertise in global real estate management. From 2002 to 2007, Ms. Grodner served as Vice President, Corporate Real Estate, at Wachovia Corporation, responsible for the growth of Wachovia Securities locations in the Western United States. During the early 2000 tech boom, Ms. Grodner served as Director of Real Estate for Relera, Inc. with a focus on colocation data centers. Ms. Grodner began her career with Bank of America Corporation, Corporate Real Estate, where during her seven-year tenure she was responsible for site selection, transactions, design, and construction for the bank’s portfolio.

Ms. Grodner holds a Masters of Corporate Real Estate (MCR) and Senior Leader Corporate Real Estate (SLCR) designations from CoreNet Global, an international non-profit corporate real estate association for executives who manage the real estate assets of large corporations. She also served on the CoreNet Global Bay Area Chapter board for four years.

Ms. Grodner graduated from Indiana University with Honors with a degree in Psychology.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(1) (#)	Stapled Units (#)	Total Stapled Units and Deferred Share Units	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
------	------	------	nil	n/a	n/a
Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
n/a				n/a	n/a

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer. Ms. Grodner is being nominated for election at the Meetings. If elected, she will have until June 13, 2022 to meet the unit-based ownership guideline.

Kelly Marshall

Residence: Ontario, Canada

Age: 53

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:
Real estate, REIT,

finance/investment analysis, strategy and business leadership

2018 Annual Meeting:

Votes for:               99.92%

Votes withheld:      0.08%

Since November 1, 2017, Mr. Marshall has been Executive Vice President of Strategic Partnerships at Ontario Municipal Employee Retirement System (“OMERS”) where he leads the growth of the pension fund’s strategic partnerships, including its relationships with third-party organizations, co-investors and other finance partners. Prior to joining OMERS, Mr. Marshall served as Managing Partner, Corporate Finance at Brookfield Asset Management Inc. (“Brookfield Asset Management”) where he was responsible for the global corporate finance activities and oversaw all financings in each core region and business line. Throughout his 16 years with Brookfield Asset Management, he completed in excess of US$100 billion in debt and equity transactions. Those transactions involved corporate and asset level issuances in North and South America, Europe, UK, Australia and India for all of Brookfield Asset Management’s real estate, renewable power and infrastructure businesses.

Mr. Marshall has over 25 years of finance experience, which was initially developed working for Olympia and York Developments Ltd. at Canary Wharf. This was followed by periods of employment with Citibank, in its real estate asset management group, and then two prominent U.S.-based real estate finance investment companies, Fortress Investment Group and Lonestar Opportunity Fund.

Mr. Marshall graduated from Wilfrid Laurier University with an Honours degree in Business Administration.

Other Current Public Directorships					Since:
n/a					n/a
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(1) (#)	Stapled Units (#)	Total Stapled Units and Deferred Share Units	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3]
7,541	------	7,541	459,926	5x	Yes
Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
Board (Chair)				8 / 8
Investment Committee of Granite GP				6 / 7	93%

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer.

Al Mawani

Mr. Mawani is currently a Principal of Exponent Capital Partners Inc., a private equity investor and real estate advisory firm. Mr. Mawani has over 35 years of experience in the commercial real estate industry. His 15-year c-suite experience includes: 11 years as Executive Vice President & Chief Financial Officer of then TSX-listed Oxford Properties Group from 1989 to 2001, President & Chief Executive Officer of TSX-listed Calloway / SmartCentres REIT from 2011 to 2013, and President & Chief Executive Officer of privately-owned Rodenbury Investments in 2015 and 2016. He was an executive at a private equity investment firm from 2002 to 2004.

He has served on many TSX-listed boards since 2002, including serving as chair of audit committees and governance and compensation committees. Mr. Mawani is a director of TSX-listed Extendicare Inc. and First Capital Realty Inc.

Mr. Mawani is a CPA and CA, and has a Master of Business Administration from University of Toronto and a Masters in Law from York University.

Residence: Ontario, Canada

Age: 67

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:
Real estate, REIT,

finance/investment analysis,
accounting, legal, strategy,
business leadership and human
resources

2018 Annual Meeting:

Votes for:               98.56%

Votes withheld:      1.44%

	Other Current Public Directorships					Since:
	Extendicare Inc. (TSX:EXE) – Director and Chair of Acquisition Committee and member of Audit Committee					December 1, 2017
	First Capital Realty Inc. (TSX:FCR) – Director and Chair of Audit Committee					May 29, 2018
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
	Deferred Share Units(1) (#)	Stapled Units (#)	Total Stapled Units and Deferred Share Units	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
	6,506	8,000	14,506	884,721	15x	Yes
	Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
	Board				8 / 8
	Audit Committee of Granite REIT and Granite GP				4 / 4
	CGN Committee of Granite GP (Chair)				10 / 10	100%

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer.

Gerald Miller

Residence: British Columbia, Canada

Age: 63

Status: Independent

Joined Board: June 30, 2011(1)

Areas of Expertise:

Real estate, REIT,

finance/investment analysis,

accounting, strategy, business
leadership and human
resources

2018 Annual Meeting:

Votes for:               99.90%

Votes withheld:      0.10%

Mr. Miller was Executive Vice President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. (“West Fraser”) from January 2009 until his retirement in July 2011. Mr. Miller has been a director of West Fraser since April 2012. From February 2007 to December 2008, Mr. Miller’s principal occupation was Executive Vice President, Operations of West Fraser. Prior to that, since 1986, Mr. Miller held several other senior finance, administration and operations offices at West Fraser, including Vice-President, Corporate Controller; Vice-President, Administration; and Executive Vice-President, Pulp and Paper.

Mr. Miller is an experienced CPA and CA and has been a member of the Chartered Professional Accountants of British Columbia and the Chartered Professional Accountants of Canada for over 30 years. Prior to joining West Fraser in 1986, he was a Senior Audit and Tax Manager with one of the major Canadian Chartered Professional Accounting firms.

Mr. Miller holds a Bachelor of Commerce degree from the University of British Columbia.

Other Current Public Directorships					Since:
West Fraser Timber Co. Ltd. (TSX:WFT)					April 19, 2012
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(2) (#)	Stapled Units (#)	Total Stapled Units and Deferred Share Units	Total Value(3) ($)	Multiple of Base Retainer	Ownership Requirement Met(4)
19,002	4,500	23,502	1,433,387	24x	Yes
Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
Board				7 / 8
Audit Committee of Granite REIT and Granite GP (Chair of each)				4 / 4	92%

Notes:

(1)	Refers to time served as a trustee of Granite REIT, a director of Granite GP and a director of their predecessor, Granite Co.

(2)

Deferred share units were issued under the Non-Employee Director Share-Based Compensation Plan of Granite Co. (prior to the 2013 Arrangement) and the Granite GP Non-Employee Directors’ Deferred Share Unit Plan (after completion of the 2013 Arrangement). See “Trustee / Director Compensation” for details.

(3)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(4)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer.

Sheila A. Murray

Residence: Ontario, Canada

Age: 63

Status: Independent

Joined Board: New nominee

Areas of Expertise:

Finance / investment analysis;

legal; strategy; business

leadership; and human

resources

2018 Annual Meeting:

Votes for:               n/a

Votes withheld:      n/a

Ms. Murray is the former President of CI Financial Corp., a position she held from 2016-2019. Previously, she had been Executive Vice-President, General Counsel and Secretary since 2008, following a 25-year career at Blake, Cassels & Graydon LLP, where she practised securities law with an emphasis on mergers and acquisitions, corporate finance and corporate reorganizations. Ms. Murray played a key role in directing the operations and setting corporate strategy for CI Financial Corp. and its operating companies, including CI Investments Inc. and Assante Wealth Management. Her role included leading CI’s mentoring program, which fosters the advancement of high-potential female employees.

Ms. Murray is Chair of the Dean’s Council at Queen’s University Law School, and has taught Securities Regulation and Corporate Finance at the University of Toronto’s Global Professional LLM in Business Law Program for several years.

Ms. Murray is a member of the Board of Directors of Teck Resources Limited, Lendified Holdings Inc., and the SickKids Foundation, a trustee of the Toronto Symphony Foundation, and has been a director of a number of other private and public companies.

Ms. Murray received her B.Comm. and LLB degrees from Queen’s University.

Other Current Public Directorships					Since:
CI Financial Corp. (TSX:CIX)					2018
Teck Resources Limited (TSX/NYSE:TECK)					2018
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(1) (#)	Stapled Units (#)	Total Stapled Units and Deferred Share Units	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
------	------	------	nil	n/a	n/a
Current Board / Committee Membership				2018 Meeting Attendance	Attendance Total
n/a				n/a	n/a

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer. Ms. Murray is being nominated for election at the Meetings. If elected, she will have until June 13, 2022 to meet the unit-based ownership guideline.

Jennifer Warren

Residence: New York, U.S.A.

Age: 54

Status: Independent

Joined Board: June 14, 2018

Areas of Expertise:

Real estate, REIT, legal,

strategy, business leadership

and human resources

2018 Annual Meeting:

Votes for:               99.92%

Votes withheld:      0.08%

Since December 2018, Ms. Warren serves as the Head of U.S. Issuer Services at Computershare. Previously, Ms. Warren was Managing Director and Head, U.S. Region and President and Chief Executive Officer of CIBC World Markets Corp. for Canadian Imperial Bank of Commerce (CIBC) from 2013 to 2017 responsible for all business and governance functions of CIBC’s operating business in the U.S. Prior to this role, Ms. Warren was Senior Vice-President, General Counsel (Canada) for CIBC from 2006 to 2013, responsible for the Canadian legal team of CIBC, as well as the Privacy and Ombudsman Office and the global documentation team. She managed a 100-person team who provided a comprehensive range of legal services to the bank’s main businesses: CIBC Retail and Business Banking, Wealth Management, and Wholesale Banking.

Ms. Warren began her career in 1990 as a corporate/commercial lawyer with Blake, Cassels & Graydon LLP. In 1996, she joined Rogers Communications Inc. (“RCI”), the parent company of the Rogers group of companies. Ms. Warren became Vice-President, Assistant General Counsel of RCI in 2000 and became the senior legal advisor to, and member of, the senior management team, as well as, a key member of the corporate team responsible for acquisitions, divestitures, financings, strategic alliances, outsourcings and private investments.

Ms. Warren holds a Bachelor of Laws and a Bachelor of Science from the University of Toronto.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at April 30, 2019
Deferred Share Units(1) (#)	Stapled Units (#)	Total Stapled Units and Deferred Share Units	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
2,569	------	2,569	156,683	2.6x	Not yet required
Current Board / Committee Membership				2018 Meeting Attendance(4)	Attendance Total
Board				3 / 3
CGN Committee of Granite GP				2 / 2	100%

Notes:

(1)	Deferred share units are issued under the Granite GP Non-Employee Directors’ Deferred Share Unit Plan. See “Trustee / Director Compensation” for details.

(2)	Value means the dollar value of the deferred share units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on April 30, 2019, being $60.99.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of his or her annual Board retainer. Ms. Warren was elected as trustee of Granite REIT and director of Granite GP on June 14, 2018; accordingly, she will have until June 14, 2021 to meet the unit-based ownership guideline.

(4)	Ms. Warren was elected as trustee of Granite REIT and director of Granite GP on June 14, 2018.

To the knowledge of Granite, there are no arrangements or understandings between any Proposed Trustee and any other person or company, except the trustees, directors and executive officers of Granite acting solely in such capacity, pursuant to which any Proposed Trustee is to be elected as a trustee of Granite REIT or as a director of Granite GP.

Board Skills Matrix

The following chart demonstrates the relevant skills and experience of each Proposed Trustee for election as a trustee of Granite REIT:

	Real Estate	REIT	Finance/ Investment Analysis	Accounting	Legal	Strategy	Business Leadership	Human Resources

Peter Aghar	✓	✓	✓	✓		✓	✓

Remco Daal	✓	✓	✓			✓	✓

Kevan Gorrie	✓	✓	✓			✓	✓

Fern Grodner	✓			✓		✓	✓

Kelly Marshall	✓	✓	✓			✓	✓

Al Mawani	✓	✓	✓	✓	✓	✓	✓	✓

Gerald Miller	✓	✓	✓	✓		✓	✓	✓

Sheila A. Murray			✓		✓	✓	✓	✓

Jennifer Warren	✓	✓			✓	✓	✓	✓

Cease Trade Order and Bankruptcies

To the knowledge of Granite, as at April 30, 2019, except as disclosed below, none of the Proposed Trustees:

(a)

is or has been within the last 10 years, a director, chief executive officer or chief financial officer of any company (including Granite) that was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days:

(i)	that was issued while the Proposed Trustee was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

that was issued after the Proposed Trustee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)

is or has been within the last 10 years, a director or executive officer of any company (including Granite) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)

has, within the last 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the Proposed Trustee’s assets; or

(d)	has been subject to:

(i)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or

(ii)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a Proposed Trustee.

Election of Directors of Granite GP

Under the articles of Granite GP, the board of directors is to consist of a minimum of three directors and the board is authorized to determine the number of directors of Granite GP by resolution from time to time. The number of directors of Granite GP is currently set at nine. The term of office of each currently-serving director expires at the time of the Meetings unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the articles of Granite GP.

Mr. Donald Clow and Mr. Samir Manji, current directors, are not standing for re-election as directors, and the board of directors of Granite GP has determined to nominate Ms. Fern Grodner and Ms. Sheila A. Murray for election as directors of Granite GP. Accordingly, the number of individuals to be elected to the board of directors at the Meetings has been set at nine.

Management proposes to nominate, and the persons named in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote for the election as directors of the nine persons who are Proposed Trustees and whose names are set forth above under the heading “— Election of Trustees of Granite REIT” (the “Proposed Directors”). See “— Election of Trustees of Granite REIT” for details.

Management does not contemplate that any of the Proposed Directors will be unable to serve as a director. If, as a result of circumstances not now contemplated, any Proposed Director is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as Management may select. Each director elected will hold office until immediately before the election of directors at the next annual general meeting of shareholders of Granite GP, or until his/her respective successor is elected or appointed in accordance with applicable law and the articles of Granite GP.

The table in the section entitled “— Election of Trustees of Granite REIT” sets forth information with respect to each of the Proposed Directors, including the number and value of securities of Granite REIT and Granite GP beneficially owned or over which control or direction is exercised, directly or indirectly, by each such Proposed Director, as at April 30, 2019.

To the knowledge of Granite, there are no arrangements or understandings between any Proposed Director and any other person or company, except the trustees, directors and executive officers of Granite acting solely in such capacity, pursuant to which any Proposed Director is to be elected as a director of Granite GP or a trustee of Granite REIT.

Board Skills Matrix

See “— Election of Trustees of Granite REIT — Board Skills Matrix” for details that are also applicable to the Proposed Directors.

Cease Trade Orders and Bankruptcies

See “— Election of Trustees of Granite REIT — Cease Trade Orders and Bankruptcies” for details that are also applicable to the Proposed Directors.

Re-appointment of Auditor of Granite REIT

At the Meetings, Unitholders will be asked to re-appoint Deloitte LLP as the independent external auditor (the “Auditor”) of Granite REIT, based on the recommendation of the Audit Committee of Granite REIT and the board of trustees. Under the Granite REIT Declaration of Trust, the trustees have the authority to determine the Auditor’s remuneration.

The board of trustees, through the Audit Committee of Granite REIT, have negotiated the Auditor’s remuneration on an arm’s length basis, with reference to the resources and time required for, and the complexity of, the work undertaken by the Auditor. Factors considered in connection with the foregoing include Granite’s listing on the New York Stock Exchange (the “NYSE”) and its significant operations in the United States and Europe. The Boards believe that the remuneration payable to the Auditor is within market norms and is reasonable in the circumstances. A summary of the fees paid to the Auditors for each of the last two financial years can be found in Granite REIT’s Annual Information Form dated March 6, 2019.

The persons named in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote for the re-appointment of Deloitte LLP as the Auditor of Granite REIT to hold office until the next annual general meeting of unitholders of Granite REIT.

Representatives of Deloitte LLP are expected to attend the Meetings, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Re-appointment of Auditor of Granite GP

At the Meetings, Unitholders will be asked to re-appoint Deloitte LLP as the Auditor of Granite GP, based on the recommendation of the Audit Committee of Granite GP and the board of directors.

The persons named in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote for the re-appointment of Deloitte LLP as the Auditor of Granite GP to hold office until the next annual general meeting of shareholders of Granite GP and for authorizing the directors to fix the Auditor’s remuneration.

Representatives of Deloitte LLP are expected to attend the Meetings, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Review and Consideration of Financial Statements

Management, on behalf of the trustees of Granite REIT and the directors of Granite GP, will submit to the Unitholders at the Meetings the audited combined financial statements of Granite REIT and Granite GP for the financial year ended December 31, 2018 and the auditor’s report of Deloitte

LLP thereon, but no vote by the Unitholders with respect thereto is required or proposed to be taken. The audited combined financial statements and auditor’s report of Deloitte LLP are included in Granite’s 2018 annual report, which is available on Granite’s website at www.granitereit.com and on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE CONSIDERED AT THE MEETINGS

Except as otherwise disclosed in this Circular, Management is not aware of any person who has been a trustee, director or executive officer of Granite at any time since the beginning of Granite’s last completed financial year or any nominee for election as a trustee or director, nor any associate or affiliate of any of the foregoing persons, having any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meetings other than the election of trustees and directors.

TRUSTEE / DIRECTOR COMPENSATION

Granite’s Board has approved a trustee and director compensation program that rewards non-executive trustees and directors (for purposes of this section, “Directors”) for the time and effort they are expected to devote to Granite matters. This compensation covers activities of Directors both as trustees of Granite REIT and as directors of Granite GP.

The program emphasizes the alignment of Directors with the interests of Granite’s Unitholders. Directors (other than Mr. Gorrie, who, as President and CEO, is subject to a unit-based ownership requirement described below under “Compensation Discussion and Analysis — CEO Stapled Unit Ownership Guidelines”) are subject to a unit-based ownership requirement that they hold, within three years of becoming a Director, Stapled Units, deferred share units or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer. Ms. Warren was elected to the Boards on June 14, 2018 and is not required to meet the unit-based ownership requirement until June 14, 2021. Each of the other Directors currently surpasses this ownership requirement. See “Matters to be Acted upon at the Meetings — Election of Trustees of Granite REIT” above for the total number and value of Stapled Units and deferred share units held by each Director proposed to be elected at the Meetings. Ms. Grodner and Ms. Murray are being nominated for election at the Meetings and, if elected, they will each have until June 13, 2022 to meet the unit-based ownership requirements.

The following chart sets out the standard compensation arrangements for Directors:

Position	Annual Retainer and Fees ($)

Chairman	100,000(1)

Director-at-large	60,000(1)

Audit Committee Chair	40,000

CGN Committee Chair	20,000

Investment Committee Chair	20,000

Audit Committee member-at-large and Investment Committee member-at-large	20,000

CGN Committee member-at-large	10,000

Per meeting fee (in person or teleconference)	2,000

Air travel fee per meeting, if any	3,000(2)

Travel expenses per meeting	Reimbursed in accordance with Granite’s policy

Notes:

(1)

Pursuant to Granite’s trustee and director compensation program, one-half of this amount is paid in deferred share units. In respect of the first half of 2018, such grants were made quarterly in arrears. In 2018, the Director Plans (as defined below) were amended to provide for deferred share units grants to be made in advance, commencing in respect of the second half of 2018. Grants for the second half of 2018 were made as of August 10, 2018 and vested at the end of the applicable quarter. Going forward, grants are made yearly in advance commencing January 1, 2019, and vest as to one quarter of such grants at the end of each quarter of the year in which they are made (except for the second quarter, which vest on the date of the annual meeting of Unitholders), provided that the grantee was a non-employee Director at any time during the applicable quarter. See also Note 2 under “— Director Compensation Table”.

(2)	The air travel fee per meeting only applies for those who must travel more than two hours by air to attend a meeting.

Director Compensation Table

The following tables provide information regarding compensation earned by individuals who were Directors during the financial year ended December 31, 2018, other than Mr. Gorrie and Mr. Forsayeth, who were NEOs and whose compensation is discussed below under “Compensation Discussion and Analysis” and “Elements of Executive Compensation — Summary Compensation Table”.

Name	Fees Earned ($)(1)	Share- Based Awards ($)(2)	Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)(3)	All Other Compensation ($)	Total ($)

Peter Aghar	80,000	30,000	-----	-----	-----	-----	110,000

Donald Clow(4)	111,000	30,000	-----	-----	-----	-----	141,000

Remco Daal	93,000	30,000	-----	-----	-----	-----	123,000

Samir Manji(4)	83,000	30,000	-----	-----	-----	-----	113,000

Kelly Marshall	93,000	50,000	-----	-----	-----	-----	143,000

Al Mawani	114,000	30,000	-----	-----	-----	-----	144,000

Gerry Miller	107,000	30,000	-----	-----	-----	-----	137,000

Jennifer Warren(5)	30,000	15,000	-----	-----	-----	-----	45,000

Notes:

(1)

Of the aggregate fees earned, the following Directors elected to receive, in lieu of cash in the following specified amounts, additional deferred share units under the Director Plans (defined in Note (2)): Mr. Aghar, $80,000; Mr. Clow, $93,000;

Mr. Daal, $75,000; Mr. Manji, $68,000; Mr. Marshall, $93,000; Mr. Mawani, $80,500; Mr. Miller, $nil; and Ms. Warren, $30,000. These deferred share unit amounts are not included in the figures shown in the “Share-Based Awards” column above, which represent amounts that are required to be paid in deferred share units pursuant to Granite’s trustee and director compensation program.

(2)

Effective November 3, 2003, Granite Co. established a deferred share unit plan for non-employee directors. In connection with the 2013 Arrangement, Granite GP adopted a similar non-employee directors’ deferred unit plan and Granite Co.’s plan was amended (these plans, collectively, the “Director Plans”). The Director Plans provide for a deferral of up to 100% of each Director’s total annual cash remuneration from Granite Co. and Granite GP, as applicable, at specified levels elected by each Director, until such Director ceases to be a director (or officer or employee) of Granite Co. or Granite GP, as applicable, or of any affiliate of Granite Co. or Granite GP, as applicable, for any reason. The amounts deferred are reflected in notional deferred share units whose value in the case of deferred share units credited under the Granite Co. plan prior to January 3, 2013 depended on the fair market value of the Granite Co. common shares, and whose value under both Director Plans from and after January 3, 2013 depends on the fair market value of preferred shares of Granite Co. Based on the terms of the Granite Co. preferred shares, it is expected that the fair market value of those shares will track the value of Stapled Units. The value of a deferred share unit will appreciate or depreciate with changes in the value of these preferred shares. The Director Plans also take into account any distributions paid on the Stapled Units from and after January 3, 2013 in that they provide for the crediting of additional deferred share units to Directors’ accounts in respect of such distributions. Similarly, prior to January 3, 2013, the Granite Co. directors’ deferred share unit plan provided for the crediting of additional deferred share units in respect of dividends paid on the common shares of Granite Co. The Director Plans also allow for discretionary grants of deferred share units in addition to the deferred share units credited to a Director pursuant to his or her election to defer their remuneration as described above. Under the Director Plans, when a Director leaves the Board, he or she receives (within a prescribed period of time) a cash payment equal to the then value of his or her accrued deferred share units, which, in turn, depends on the value of the Granite Co. preferred shares at that time, net of withholding taxes. The grant date fair value of a deferred share unit is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the deferred share unit. The value shown for these awards is the same as the grant date fair value determined in accordance with IFRS without any adjustment for subsequent distribution-equivalent grants. In 2018, the Director Plans were amended to provide that grants of deferred share units are made yearly in advance commencing January 1, 2019, and vest as to one quarter of the yearly award at the end of each quarter of the year in which they are made (except for the second quarter, which vest on the date of the annual meeting of Unitholders), provided that the grantee was a non-employee Director at any time during the applicable quarter. In connection with such amendments, the grants of some deferred share units for the second half of 2018 were made as of August 10, 2018 and vested at the end of the applicable quarter. For Directors who have elected to receive additional deferred share units in lieu of cash in respect of meeting fees, such awards are made in advance in respect of scheduled meetings, but will expire unvested in respect of fees for any meeting the Director failed to attend.

(3)

None of the Directors participate in any defined benefit, defined contribution, actuarial, or any other form of plan provided by Granite that provides for payments or benefits at, following, or in connection with retirement.

(4)

Mr. Clow and Mr. Manji will not be standing for re-election as trustees of Granite REIT or as directors of Granite GP at the Meetings. Mr. Clow attended seven of eight board meetings and four of four Audit Committee meetings in 2018. Mr. Manji attended six of eight board meetings and eight of ten CGN Committee meetings in 2018.

(5)	Ms. Warren was a Director for only a portion of 2018, having joined the Boards on June 14, 2018.

Director Incentive Plan Awards

Outstanding Share-Based Awards

The following table lists all share-based awards that were outstanding as of December 31, 2018 that have been made by Granite or one of its subsidiaries to the Directors, other than Mr. Gorrie and Mr. Forsayeth, who were NEOs and whose compensation is discussed below under “Compensation Discussion and Analysis” and “Elements of Executive Compensation — Summary Compensation Table”. There were no option-based awards outstanding as of December 31, 2018 for Directors.

Name	Number of deferred share units (#)(1)	Market or payout value of deferred share units ($)(1)

Peter Aghar	3,775	201,661

Donald Clow	5,834	311,652

Remco Daal	3,468	185,261

Samir Manji	3,067	163,839

Kelly Marshall	4,998	266,993

Al Mawani	3,984	212,825

Gerald Miller	18,054	964,445

Jennifer Warren(2)	838	44,766

Notes:

(1)

This figure represents or applies to all deferred share units held by the Director as of December 31, 2018. As noted under “— Director Compensation Table”, under the Director Plans, when a Director leaves the Board, he or she receives (within a prescribed period of time) a cash payment equal to the then value of his or her accrued deferred share units, net of withholding taxes. Deferred share units are rounded to the nearest single unit. The indicated value is calculated, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days preceding December 31, 2018, which was $53.42, by the applicable number of deferred share units.

(2)	Ms. Warren was a Director for only a portion of 2018, having joined the Boards on June 14, 2018.

Incentive Plan Awards — Value Vested or Earned During the Year for Directors

No option-based or share-based awards vested for Directors, and no non-equity incentive plan compensation was earned by Directors, during the financial year ended December 31, 2018.

INDEBTEDNESS OF TRUSTEES, DIRECTORS AND EXECUTIVE OFFICERS

As at April 30, 2019, there was no indebtedness owing to Granite or any of its subsidiaries, excluding routine indebtedness, by present or former executive officers, trustees, directors or employees of Granite or any of its subsidiaries, nor was any indebtedness of any such person, excluding routine indebtedness, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Granite or any of its subsidiaries.

No individual who is, or at any time during the financial year ended December 31, 2018 was a trustee, a director or executive officer of Granite, no Proposed Trustee or Proposed Director, and no associate of any such trustee, director, executive officer, Proposed Trustee or Proposed Director (i) is, or at any time since January 1, 2018 has been, indebted to Granite or any of its subsidiaries whether or not under a securities purchase program or any other program, excluding routine indebtedness, or (ii) has had any indebtedness to any other entity, excluding routine indebtedness, that is, or at any time since January 1, 2018 has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Granite or any of its subsidiaries whether or not under a securities purchase program or any other program.

COMPENSATION DISCUSSION AND ANALYSIS

Unless otherwise specified or the context otherwise indicates, in this Compensation Discussion and Analysis, references to the “Board” refer to the board of directors of Granite GP.

Letter to Unitholders

Dear Granite Unitholder:

On behalf of the CGN Committee and the Board, we are pleased to share with you our approach to executive compensation for 2018, and decisions that have been made with respect to executive compensation for 2019, and to describe how these align with Granite’s financial and operational performance.

Our executive compensation program is designed to attract, motivate and retain high-achieving executives who are dedicated to the creation, protection and growth of long-term Unitholder value and to recognize and reward the successful execution of Granite’s annual business and strategic objectives. The CGN Committee is committed to continually reviewing and refining Granite’s approach to executive compensation to ensure that the program guides and rewards the achievement of results. To support our objectives, we tie a significant portion of our executive pay to the achievement of objectives that drive Unitholder value. The CGN Committee assesses and makes recommendations to the Board on the setting of performance measures and targets under Granite’s executive compensation program, which reflect both the short- and long-term strategic priorities of Granite. The CGN Committee values strong corporate governance and as a part of this commitment, the CGN Committee has retained an independent advisor, Hugessen Consulting Inc., to review and advise on Granite’s long-term incentive plan.

Highlights of 2018

2018 marked another successful year for Granite. Some of the key financial and operational developments included the following:

Unitholder Return and Increased Distribution

●

Granite delivered a strong total return performance in 2018 and a 2.9% year-over-year increase in the annual amount distributed to Unitholders to $2.80 per Stapled Unit for 2019, marking our seventh consecutive annual distribution increase.

Strategic Allocation of Capital

●

$730 million generated from the sale of 16 non-core assets at an average capitalization rate of 6.7%, contributing to the overall fair value gains on investment properties of approximately $355 million or $7.75 per Stapled Unit in net asset value;

●	$544 million invested in modern assets in key e-commerce and distribution markets in the United States and Germany at an average in-going yield of 5.8%;

●	$550 million in unsecured committed term facilities were obtained at a weighted average term of 5.6 years and bearing a weighted average fixed interest rate of 1.76%; and

●	$628 million of additional commitments made to acquire, construct or develop properties in 2019.

Portfolio Enhancement & Tenant Diversification

●	Reduced Magna concentration from 61% to 47% as a percentage of gross leasable area and 71% to 54% as a percentage of annualized revenue.

Financial & Operational Performance

●

Funds from operations (FFO) per Stapled Unit year-over-year growth of 13.2%, despite the loss of approximately $49 million in annualized revenue from the $730 million in dispositions. Adjusted funds from operations (AFFO) per Stapled Unit decreased by 2.6% year-over-year(1);

●	3.2 million square feet of lease expiries renewed or re-leased at an average increase in base rent of 4.6%; and

●	Occupancy rate at year-end of 99.1%.

Focused Strategy

●	A new strategic plan, which sets the course for Granite for the next five years, was approved in November 2018.

President and CEO Succession and Compensation Changes

The CGN Committee and the Board were focused on attracting a new CEO who could lead Granite through its next phase of development. In August 2018, we welcomed Mr. Kevan Gorrie as President and CEO of Granite as well as a trustee and director. The CGN Committee and the Board believe that Mr. Gorrie has a unique set of skills, leadership capabilities and expertise to successfully propel Granite forward. The CGN Committee and the Board moved swiftly to implement the succession plan to ensure that his integration was as seamless as possible.

The CGN Committee and the Board are confident that Mr. Gorrie will drive performance at Granite based on his extensive experience and proven track record of achieving results. With this in mind, and, in conjunction with Mr. Gorrie’s onboarding, the CGN Committee began a comprehensive review of Granite’s compensation program across the organization in late 2018, and has recommended to the Board certain compensation-related changes designed to better align executive compensation with the creation of long-term Unitholder value. We believe that Granite is unique in the Canadian REIT marketplace due in part to its geographic reach and its listings on both the TSX and the NYSE, and our review of Granite’s compensation program, which is ongoing, reflects that.

Below are highlights of the changes approved by the Board:

●	Adopted defined performance targets and objectives for executives.

●	Introduced annual grants of performance stapled units as part of Granite’s long-term incentive plan for the President and CEO in 2018.

●

In connection with Granite’s compensation risk mitigation strategy, in May 2019, adopted a compensation “claw-back” policy applicable to certain designated officers, including the President and CEO, which would allow Granite to require the disgorgement of certain bonuses or incentives in the event of a restatement of financial statements.

●

Adopted updated guidelines pursuant to which the President and CEO is required to (i) hold Stapled Units, RSUs or PSUs having an aggregate market value equal to at least three times his annual base salary while employed by Granite, and (ii) hold Stapled Units for a period of one year after he retires or resigns.

As part of the ongoing review of our compensation program, we are considering additional changes to be implemented in 2019. These include annual grants of performance stapled units to executives in addition to the President and CEO, as well as annual RSU grants to all executives in an amount equal to a pre-determined percentage of base salary.

Looking Ahead

Two of our current trustees and directors, Mr. Donald Clow and Mr. Samir Manji, will be retiring from the Boards this year. We wish to thank them for their contributions. We also look forward to welcoming two new members to our Boards this year: Ms. Fern Grodner and Ms. Sheila A. Murray, both of whom are being nominated for election at the Meetings and will bring a wealth of knowledge and expertise to our Board.

We continue our commitment to implement compensation policies and practices that will attract, retain and motivate executives, strengthen the link between pay and performance over the long term and drive long-term unitholder value. The CGN Committee and the Board are committed to continuing to review and refine the executive compensation program on an ongoing basis to ensure that our pay practices achieve these goals and are consistent with best governance practices. We look forward to your continued support for Granite.

Yours truly,

Al Mawani	Kelly Marshall
Chair, Compensation, Governance and Nominating Committee	Chairman

Granite REIT Inc.	Granite Real Estate Investment Trust and
Granite REIT Inc.

Note:

(1)	FFO is a measure not defined by International Financial Reporting Standards. For a description of FFO see “Compensation Discussion and Analysis”.

Named Executive Officers

This Compensation Discussion and Analysis outlines the compensation philosophy, policies and practices related to Granite’s named executive officers (“NEOs”). For 2018, Granite’s NEOs were:

Name	Position

Kevan Gorrie(1)	President and Chief Executive Officer

Ilias Konstantopoulos	Chief Financial Officer

Lorne Kumer	Executive Vice President, Head of Global Real Estate

Michael Forsayeth(2)	Former Chief Executive Officer

Notes:

(1)	Mr. Gorrie was appointed Granite’s President and Chief Executive Officer on August 1, 2018.

(2)	Mr. Forsayeth resigned as Chief Executive Officer of Granite on July 31, 2018.

Executive Compensation Objectives and Philosophy

Granite’s compensation plan is designed to attract, motivate and retain high-achieving executives who are dedicated to the creation, protection and growth of long-term Unitholder value and to recognize and reward the successful execution of Granite’s annual business and strategic objectives. The key principles underlying Granite’s compensation philosophy are as follows:

Compensation, Governance and Nominating Committee

The CGN Committee is responsible for overseeing compensation for Granite’s Board and executive officers and making recommendations in respect thereof to the Board, consistent with Granite’s compensation philosophy and corporate governance objectives. The CGN Committee is comprised of the following three directors:

Name of Member	Independent (Yes/No)	Experience in Governance and Executive Compensation

Al Mawani (Chair)	Yes

Former Executive Vice President-Chief Financial Officer of TSX-listed Oxford Properties Group Inc.

Worked with boards to design and improve governance and compensation systems in the following roles:

●   Former Chief Executive Officer of TSX-listed Calloway / SmartCentres REIT, a large national owner-operator of retail shopping centres;

●   Former Chair of the Compensation, Governance and Nominating Committee and Former Chair of Audit Committee of Boardwalk REIT, a large national owner-operator of apartments; and

●   Current Audit Committee chair of First Capital Realty Inc. and former Audit Committee chair of several other real estate investment trusts.

Jennifer Warren	Yes

Has two decades of cross-border senior legal, governance and regulatory compliance experience in the following roles:

●   Former member of Risk and Audit Committee and Board of Directors of CIBC Mellon, a joint venture between CIBC and BNY Mellon;

●   Former Chair of Audit Committee and member of Board of Directors of Atlantic Trust, National Association, a US-based national trust bank; and

●   Current member of Risk, Audit and Corporate Governance Committees of Rogers Bank, a Schedule 1 Bank that is a wholly-owned subsidiary of Rogers Communications Inc.

Samir Manji(1)	Yes	Participated in design of compensation systems for senior executives and of governance structures of Amica Mature Lifestyles Inc. as its board Chair and Chief Executive Officer.

Note:

(1)	Mr. Manji will not be standing for re-election as a trustee of Granite REIT or as a director of Granite GP at the Meetings.

Each CGN Committee member has the skills and diverse experience with respect to executive compensation to contribute to the CGN Committee’s achievement of its objectives and to help formulate its recommendations related to Granite’s compensation policies and practices. No member is an officer, employee or former officer or employee of Granite, and each member of the CGN Committee is independent within the meaning of National Instrument 58-101 —Disclosure of Corporate Governance Practices and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and the NYSE.

The mandate of the of the CGN Committee is set out in its charter as described in “Statement of Corporate Governance Practices — Board Committees – CGN Committee of Granite GP”. The responsibilities of the CGN Committee with respect to compensation include:

●	at least annually, report to the Board concerning Granite’s approach to executive compensation;

●	review and approve organizational goals and objectives relevant to President and Chief Executive Officer (“CEO”) compensation;

●

periodically evaluate the CEO’s performance in light of those organizational goals and objectives, and determine/make recommendations to the Board with respect to the CEO’s compensation level based on its evaluation;

●	periodically review and make recommendations to the Board with respect to the CEO’s position description;

●

review the recommendations to the CGN Committee of the CEO respecting the compensation and other terms of employment of the Chief Financial Officer, all senior management reporting directly to the CEO, and all other officers appointed by the Board and, if advisable, recommend for Board approval, with or without modifications, any such compensation and other terms of employment;

●	recommend to the Boards of Granite REIT and Granite GP the remuneration (fees and/or retainer) to be paid to and the benefits to be provided to trustees and directors;

●

review compensation disclosure before it is publicly disclosed, including disclosure of the process undertaken by the CGN Committee in its review and preparation of recommendations to the Board in respect of compensation;

●	review the terms and administration of Granite’s equity-based compensation plans and, if advisable, recommend plans and grants thereunder for approval of the Board; and

●

review and assess the adequacy of the CGN Committee’s charter from time to time to ensure compliance with any rules or regulations promulgated by any regulatory body and recommend to the Board for its approval any modifications to the CGN Committee’s charter as are considered appropriate.

See also “Statement of Corporate Governance Practices — Board Committees — CGN Committee of Granite GP”.

Management of Risks Associated with Compensation Policies and Practices

In performing its duties, the CGN Committee considers the implications of the possible risks associated with Granite’s compensation policies and practices. This includes identifying any such policies or practices that may encourage executive officers to take inappropriate or excessive risks, identifying risks arising from such policies and practices that could have a material adverse effect on Granite, and considering the possible risk implications of Granite’s compensation policies and practices and any proposed changes to them.

The CGN Committee annually reviews and assesses Granite’s compensation policies and practices in relation to such risks, including assessing such policies and practices in light of practices identified by the Canadian Securities Administrators as potentially encouraging executive officers to expose Granite to inappropriate or excessive risks. It is the CGN Committee’s view that Granite’s compensation policies and practices do not encourage inappropriate or excessive risk-taking.

The following chart outlines certain potential risks associated with Granite’s compensation policies and practices, as well as the characteristics of Granite’s compensation structure designed to mitigate these risks:

Type of Risk	Nature of Risk	Characteristics of Granite’s Compensation Program Designed to Mitigate Compensation Risks

Compensation Philosophy	Risk that executive compensation philosophy is inconsistent with the business model and strategy

Compensation mix is structured to meet the following objectives:

•  align employees’ financial interests with those of unitholders;

•  link compensation to Granite’s short-term and long-term strategic objectives; and

•  ensure that a significant portion of executive compensation is “at-risk”.

Pay Mix	Risk that the pay mix is inconsistent with Granite’s compensation philosophy

•  The variable elements of Granite’s compensation program include both short-term and long-term incentives.

•  Significant proportion of “at-risk” compensation to motivate executives and other employees of Granite to focus on both short-term and long-term results and performance criteria.

•  As a whole, the compensation elements are designed to achieve a balance in the mix of fixed and variable compensation, short-term and long-term incentives and cash versus equity.

•  Proportion of equity-based compensation increases with the executive’s level of responsibility.

•  A significant portion of executive pay is awarded in the Board’s discretion based on operational and market-based metrics, achievement of organizational objectives and individual performance aligned with Granite’s strategic goals.

Performance Measures	Risk that performance measures are either: • unachievable; or • too easy to achieve.

•  Each year, the CGN Committee reviews market compensation levels and also reviews and sets performance measures and targets for the short-term incentive plan (“STIP”) and for grants under the long-term incentive plan (“LTIP”) that are aligned with Granite’s annual budget and its strategic plan in accordance with the CGN Committee’s risk assessment to ensure such measures and targets continue to be relevant and total compensation is competitive.

•  Structure includes specific performance measures with achievable targets derived from Granite’s thorough budget approval process.

•  Based on a balanced approach designed to prevent an over-emphasis on a single performance measurement.

Additionally, the following measures have been implemented to avoid excessive or inappropriate risk taking:

●	STIP awards are directly tied to a mix of corporate and individual performance measures;

●	A substantial portion of executive compensation is in the form of long-term incentives which vest over time (generally a three-year period);

●	All trustees and directors and the President and CEO are subject to unit-ownership requirements;

●	The President and CEO is required to hold Stapled Units for a period of one year after he retires or resigns;

●

Trustees, directors and employees are prohibited from purchasing financial instruments that are designed to hedge or offset a decrease in the market value of units held, as more particularly described below under “— Anti-Hedging Policy”; and

●	Granite has a compensation “claw-back” policy, as more particularly described below under “— Compensation Claw-Back Policy”.

Anti-Hedging Policy

Granite’s trustees, directors, officers and employees are prohibited under Granite’s Insider Trading and Blackout Policy from purchasing financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the trustee, director or employee.

Compensation Claw-Back Policy

In connection with Granite’s compensation risk mitigation strategy, in May 2019, Granite adopted a “claw-back policy” applicable to certain designated officers, including the President and CEO. The policy provides that Granite may require disgorgement of specified portions (which may be all or a portion) of the annual cash incentive bonus or equity-based compensation awarded or granted to the designated officers, in the event that Granite is required to publicly issue a restatement of all or a portion of its interim quarterly or annual financial statements, due to material non-compliance with any financial reporting requirement under applicable Canadian securities laws.

President and CEO Stapled Unit Ownership Guidelines

Granite has adopted a guideline whereby within two years from Mr. Gorrie’s appointment as President and CEO on August 1, 2018, he is required to hold Stapled Units, deferred stapled units (i.e., RSUs or PSUs) or a combination thereof having an aggregate market value equal to at least three times his annual base salary as at the date upon which he asserts that he has complied with such requirement, unless permitted by the Board to do otherwise. Within the required two-year period, and as at April 30, 2019, Mr. Gorrie exceeded this requirement by holding a combination of stapled units, RSUs and PSUs having a market value in excess of six times his base salary.

President and CEO Post-Employment Ownership Guideline

Granite has adopted a guideline whereby the President and CEO is required to maintain a minimum ownership of Stapled Units having an aggregate market value equal to his annual base salary prior to his resignation or retirement for a period of one year following the date of his resignation or retirement, unless permitted by the Board to do otherwise.

Executive Compensation Review Process

The CGN Committee executes its mandate to oversee compensation for the Boards and executive officers and makes recommendations to the Board with respect to the same in consultation with Management and any independent compensation consultants that may be retained from time to time. The Board, however, makes the ultimate decisions with respect to compensation, following consideration of the CGN Committee’s recommendations.

With respect to overall organizational performance, the Board assesses Granite’s achievements relative to its strategic objectives. The Board also considers Granite’s performance against pre-established metrics. With respect to individual performance, the Board evaluates each executive officer’s performance in the areas of Granite’s business for which the executive is responsible, together with, but not limited to, risk management, leadership, teamwork and culture, and recognizes the individual’s key responsibilities and contributions toward Granite’s overall performance. The Board exercises discretion in its annual review of performance.

Role of Management

The CEO together with other members of the Management team assist the CGN Committee in executing its duties by compiling information to be used by the CGN Committee in its determinations and reporting on historical compensation levels, methods of compensation, evidence of organizational and individual performance, and recent compensation trends and regulatory initiatives. The CEO also makes recommendations with respect to equity-based grants for eligible employees below the executive level.

The CGN Committee consults the CEO for input into its review of the performance of the other executive officers, which performance assessment affects both short-term and long-term incentive awards. Given the close working relationship between the CEO and the other executive officers, the CGN Committee believes the CEO’s assessment of the performance and contribution of the other executives is valuable. While the CEO may be invited to attend CGN Committee meetings, he is not present during in camera sessions of the CGN Committee or when the CGN Committee is considering his performance or compensation.

Compensation Consultants

From time to time the CGN Committee will engage an outside advisor that it determines to be necessary to permit it to carry out its duties. The CGN Committee is responsible for engaging compensation consultants and overseeing their work as necessary. Before retaining such an advisor, the CGN Committee considers the independence of such advisor.

In August 2018, the CGN Committee retained the services of Hugessen to review and provide input on the introduction of annual grants of PSUs as part of Granite’s long-term incentive plan.

The following chart summarizes the fees paid to Hugessen in 2018:

Year	Services	Executive Compensation Related Fees ($)	All Other Fees ($)
2018(1)	Review of Granite’s long-term incentive plan program.	3,758.10	------

Note:

(1)	Information is in respect of services provided by Hugessen from August 2018, when it was first retained by the CGN Committee, to December 31, 2018.

Compensation Peer Group

For 2018, the CGN Committee conducted a comparison of compensation practices by peer issuers in the real estate industry. The CGN Committee uses the full peer comparator group for pay benchmarking and compensation structuring and design purposes. The peer issuers for 2018 were selected based on several criteria and factors, including:

(a)	issuers with asset size (by value) of not less than one-third and not more than three times the size of Granite with the larger size of some peers offsetting the geographical complexities of Granite;

(b)

internally managed issuers, as the CGN Committee felt that externally managed issuers may not require similar levels of responsibility and effort of executive officers as an internally managed issuer (however, Summit Industrial Income REIT was included given that there are few peer issuers in the industrial real estate asset class);

(c)

issuers that are not controlled by a significant security holder, as the CGN Committee felt that issuers controlled by a significant security holder (especially if such holder is a major tenant of the issuer) may not require similar levels of responsibility and effort of executive officers as Granite; and

(d)	the nature of the issuers’ operations and their geographic footprint as well as their asset mix and other financial considerations.

Based on the above criteria the CGN Committee chose the following peer issuers for the purpose of its review, although the CGN Committee did not specifically identify a median or percentile for total compensation of Granite’s executives relative to the identified peers:

2018 Peer Comparator Group

• Allied Properties REIT	• Artis REIT	• Canadian REIT(1)

• Chartwell Retirement Residences	• Cominar REIT	• First Capital Realty Inc.

• NorthWest Healthcare Properties REIT	• SmartCentres REIT	• Summit Industrial Income REIT

Note:

(1)	Prior to its acquisition by Choice Properties REIT.

The CGN Committee also considered certain factors that the Board believes make Granite unique in the Canadian REIT marketplace. The Board believes the following factors require Granite to have a management team and board with specific skills, experience and expertise:

●

Granite’s global footprint with real estate operations in nine countries, which offers opportunities for prospective growth, but also involves a tax, legal and cash management structure not typical of a Canadian REIT; and

●	Granite’s stated objective of reducing its proportion of special purpose properties and manufacturing facilities and increasing the proportion of warehousing and distribution assets.

Elements of Executive Compensation

Overview

As described in more detail below, Granite’s compensation program consists of the following elements:

Component	Form	Performance Period	Objectives and Purpose
Base Salary	Cash	n/a	• Reflects level of responsibility and experience. • Competitiveness in the market.
STIP	Cash	Annual	• Recognizes and rewards performance. • Provides alignment with Granite’s performance.
LTIP	RSUs	Three-year vesting period	• Aligns compensation with increases in unitholder value. • Promotes retention.
	PSUs	Three-year performance period	• Aligns compensation with longer term strategic objectives and increases in unitholder value. • Links payouts to organizational performance.

The CGN Committee believes these elements of compensation, when combined, form an appropriate mix of compensation. These elements provide competitive compensation, link a significant portion of Granite’s executives’ compensation to organizational and individual performance (which induces and rewards behaviour that creates long-term value for Unitholders) and encourage retention with time-based vesting attached to long-term equity-based incentives. Over time, the CGN Committee has considered it appropriate to increase the proportion of total executive compensation that is comprised of equity-based compensation. The CGN Committee considers each element independently of the other elements, and also reviews the totality of the elements to ensure an appropriate mix and level of compensation.

Disclosure regarding Mr. Michael Forsayeth, the former Chief Executive Officer of Granite, is included in the section “— Change of Control and Termination Provisions — Arrangements Regarding Departure of Former Chief Executive Officer” and is otherwise excluded from this Compensation Discussion and Analysis due to his retirement in 2018.

2018 Compensation Elements

Base Salary

The CGN Committee believes that the base salaries of Granite’s executives must be sufficiently competitive in the market to enable recruitment and encourage retention while reflecting the scope of responsibility, skill, experience and overall performance of each executive, as well as internal equity considerations. Base salaries are reviewed annually by the CGN Committee. Increases to base salaries have been approved by the Board, on recommendation from the CGN Committee, from time to time as a result of (i) performance which has exceeded expectations, (ii) changes in an executive’s duties and responsibilities, (iii) contributions to Granite’s overall performance, and (iv) competitive factors.

For 2018, the annualized base salaries for the NEOs currently employed by Granite are as follows:

NEO	2018 Base Salary ($)	2017 Base Salary ($)	Increase from 2017 (%)

Kevan Gorrie(1)	800,000	----	n/a

Ilias Konstantopoulos	415,000	415,000	0%

Lorne Kumer	415,125	415,125	0%

Notes:

(1)	Mr. Gorrie joined Granite as President and Chief Executive Officer on August 1, 2018. Mr. Gorrie’s base salary was pro-rated in 2018 for the period of his employment by Granite.

Short-Term Incentive Plan (STIP)

Granite’s STIP consists of a performance-based annual cash bonus dependent upon the Board’s assessment of overall organizational and individual performance, as set out in further detail in the tables below. The assessment focuses in part on the specific performance metrics set out in the tables below, and in part on the executive’s performance in executing Granite’s strategy. The exercise of discretion by each of the CGN Committee and the Board in their performance assessment is not formally restricted by a minimum or maximum STIP amount.

Granite’s STIP is intended to incentivize executive performance and promote the alignment of personal compensation with the successful execution of key components of Granite’s strategy.

For 2018, the following tables reflect the performance measurement categories for each NEO currently employed by Granite:

Kevan Gorrie, President and Chief Executive Officer(1)

			2018 Performance Goals
Corporate Measure	Weight		Threshold	Target	Maximum	2018 Actual Performance	Calculated Performance Score
Annualized Comparable FFO(2) per Stapled Unit	50%	10%	$3.35	$3.45	$3.55	$3.48	Exceeded Target
NAV per Stapled Unit(3)		15%	$57.00	$58.40	$60.00	$61.77	Exceeded Maximum
Acquisitions and Development between Aug. 1 – Dec. 31, 2018 (CAD)		15%	$300 million	$400 million	$500 million	$365 million	Exceeded Threshold
Occupancy		10%	97.0%	98.0%	99.0%	99.1%	Exceeded Maximum
Individual Performance Measure
Strategy Planning and Strategic Execution	50%		Strategic Planning			The CGN Committee considered these specific performance measures and determined that the President and CEO’s targets were met or exceeded in 2018.
			Effective Communication of Strategic Plan with Stakeholders
			Leadership
Total Potential	100%					Achieved 124% of eligible bonus, pro-rated for Aug. 1 – Dec. 31, 2018

Notes:

(1)

Mr. Gorrie joined Granite as President and Chief Executive Officer on August 1, 2018. Mr. Gorrie’s performance targets were set at the beginning of the period of his employment by Granite, and therefore the targets and organizational results in respect of such targets in some case differ from similar performance targets set in respect of other NEOs, which were set effective January 1, 2018.

(2)

FFO is a measure not defined by International Financial Reporting Standards (“IFRS”) that is widely used by the real estate industry in evaluating the operating performance of real estate entities. Granite calculates FFO as net income attributable to stapled unitholders excluding fair value gains (losses) on investment properties and financial instruments, gains (losses) on sale of investment properties including the associated current income tax, acquisition transaction costs, deferred income taxes and certain other items, net of non-controlling interests in such items. Annualized Comparable FFO is an internal measure of operating performance not defined by IFRS that is used by the CGN Committee and the Board to measure performance against pre-set targets. Granite calculates Annualized Comparable FFO as FFO adjusted for unusual and non-recurring items and the annualized impact of any acquisitions in the performance period. For a further discussion of FFO, see Granite’s Management’s Discussion and Analysis of Results of Operations and Financial Position for the year ended December 31, 2018. Since non-IFRS measures do not have standardized meanings prescribed by IFRS, they may not be comparable to similar measures reported by other issuers.

(3)

Net asset value (“NAV”) per Stapled Unit is a non-IFRS financial measure that is used internally by the CGN Committee and the Board to measure performance against pre-set targets. NAV per Stapled Unit is defined as the fair value of investment properties less (i) total interest-bearing debt; (ii) the fair value of any cross currency interest rate swap liabilities; and (iii) any non-controlling interests, plus (iv) cash and cash equivalents and (v) the fair value of any assets held for sale, divided by the total number of Stapled Units outstanding.

Ilias Konstantopoulos, Chief Financial Officer

			2018 Performance Goals
Corporate Measure	Weight		Threshold	Target	Maximum	2018 Actual Performance	Calculated Performance Score

Total Return vs. Total Return of S&P/TSX Capped REIT Index		10%	100%	110%	120%	166%	Exceeded Maximum

Acquisitions/Developments	75%	40%	$400 million	$500 million	$600 million	$879 million	Exceeded Maximum

Magna Concentration % (by GLA)		10%	52%	48%	40%	42%	Exceeded Target

Annualized Comparable FFO per Stapled Unit(1)		15%	$3.45	$3.55	$3.65	$3.95	Exceeded Maximum

Individual Performance Measure

Qualitative Component	25%		Effective financial reporting and internal/ external communication			The CGN Committee considered these specific performance measures and determined that the CFO’s targets were met or exceeded in 2018.
			Maintain industry-leading balance sheet and credit metrics
			Leadership and collaboration on acquisitions and dispositions

Total Potential	100%					Achieved 120% of base salary

Notes:

(1)	See note (2) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Annualized Comparable FFO per Stapled Unit.

Lorne Kumer, Executive Vice President, Head of Global Real Estate

Corporate Measure	Weight		2018 Performance Goals
			Threshold	Target	Maximum	2018 Actual Performance	Calculated Performance Score

Total Return vs. Total Return of S&P/TSX Capped REIT Index	75%	10%	100%	110%	120%	166%	Exceeded Maximum
Acquisitions/Developments		40%	$400 million	$500 million	$600 million	$879 million	Exceeded Maximum
Magna concentration % (by GLA)		10%	52%	48%	40%	42%	Exceeded Target
Annualized Comparable FFO per Stapled Unit(1)		15%	$3.45	$3.55	$3.65	$3.95	Exceeded Maximum

Individual Performance Measure

Qualitative Component	25%		Build and expand relationship with brokers/developers			The CGN Committee considered these specific performance measures and determined that the EVP, Head of Real Estate’s targets were met or exceeded in 2018.
			Manage Magna relationship
			Leadership and collaboration

Total Potential	100%					Achieved 96% of base salary

Notes:

(1)	See note (2) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Annualized Comparable FFO per Stapled Unit.

Other Considerations in Respect of STIP Awards

In addition to the performance measurement categories noted above, the Trustees considered, each NEO’s contribution to the overall performance of Granite in 2018 including the role of such NEO in the achievement of the factors discussed under “— Long-Term Incentive Plan (LTIP)”.

STIP – Summary Table

For 2018, the following table summarizes the STIP award made to each NEO currently employed by Granite:

Executive	Minimum	2018 Potential STIP Award (as a % of Base Salary)		2018 Actual STIP Award
		Target	Maximum	$ Value	% of Base Salary
Kevan Gorrie(1)	0%	100%	200%	412,500	124%
Ilias Konstantopoulos	0%	50%	75%	500,000	120%
Lorne Kumer	0%	50%	75%	411,344	96%

Notes:

(1)	Mr. Gorrie’s STIP award was pro-rated for the period of his employment by Granite.

Long-Term Incentive Plan (LTIP)

Granite’s LTIP is designed to achieve the following objectives:

i)	align employees’ financial interests with those of Unitholders, as the value of the awards are directly tied to Granite’s Stapled Unit price;

ii)	promote the long-term retention of key employees, through multi-year vesting; and

iii)	link compensation to performance.

Granite’s LTIP consists of annual RSU awards and, commencing in 2018, annual PSU awards. Unit awards are generally granted annually to key Granite employees, as approved by the Board, based on the recommendations of the CGN Committee.

RSU Awards

In determining the quantum of RSU awards, the CGN Committee takes into consideration Granite’s peer group, each executive’s performance and the impact he or she has had on Granite’s performance, and what he or she could earn elsewhere given their experience, skillset and performance of the executive relative to corporate and personal targets. For 2018, the quantum of the RSU awards was dependent primarily upon the Board’s discretionary assessment of the executive’s performance in such year, the Board’s consideration of previous grants of equity-based incentives, and other factors the Board considers relevant including factors considered in the award of STIP. Consistent with the CGN Committee’s intention to increase, over time, the proportion of total executive compensation that is comprised of equity-based compensation, Granite awards regular annual RSUs, rather than increased base salaries or more cash under the STIP, to retain executives and induce and reward behaviour that creates long-term value for Unitholders by aligning the interests of executives with those of Unitholders. In order to achieve this, the future value of the RSU awards tracks the value of Granite’s Stapled Units and the RSU awards generally do not fully vest until the conclusion of three years following the grant date. For a description of the Executive Deferred Stapled Unit Plan under which the RSUs are awarded, please see “— Equity Compensation Plan Information”.

In addition, the Trustees considered, among others, executive achievements in the following areas:

(a)	risk management, recognized as a core driver connecting all aspects of the business — leasing, acquisitions, dispositions, asset management, tax, financial management and compliance;

(b)	leadership critical to strategic and operational success;

(c)	teamwork, including the ability to coordinate, interact, and share expertise and experience across an international organization toward the achievement of collective goals; and

(d)	contributions to a culture conducive to organizational success.

Based on terms of the applicable employment agreements, the minimum values of the regular annual RSU awards (at the time of grant) made in 2019 in respect of performance in 2018 were $50,000 for Messrs. Konstantopoulos and Kumer, while there was no minimum for Mr. Gorrie. The targets of the regular annual RSU awards in accordance with their employment arrangements were $333,333 for Mr. Gorrie and $100,000 for Messrs. Konstantopoulos and Kumer. In 2018, in recognition of the personal achievements in 2018 of each of the NEOs and their contribution to overall organization performance in 2018, including the role of such NEOs in the achievement of the factors discussed above, as well as on market compensation levels, the Board exercised its discretion to approve RSU awards under the LTIP of $375,000 to Mr. Gorrie and $400,000 to each of Messrs. Konstantopoulos and Kumer. The Board approved LTIP awards to each of Messrs. Konstantopoulos and Kumer in excess of their target LTIP awards in view of the key role each of them played in Granite’s achievements in 2018 and their support through the effective transition of the CEO role from Mr. Forsayeth to Mr. Gorrie.

The following table sets out the RSUs granted to the NEOs currently employed by Granite in 2019 in respect of the financial year ended December 31, 2018:

Executive	RSU Grant Date Fair Value(1)	Number of RSUs Awarded
Kevan Gorrie(2)	$2,875,000(3)	51,761
Ilias Konstantopoulos	$400,000	6,335
Lorne Kumer	$400,000	6,335

Notes:

(1)

The grant date fair value of an RSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the RSU. The value shown for these awards is the same as the grant date fair value without any adjustment for subsequent distribution-equivalent grants.

(2)	Mr. Gorrie joined Granite as President and Chief Executive Officer on August 1, 2018.

(3)

Pursuant to his employment agreement, upon joining Granite Mr. Gorrie was entitled to receive a one-time special RSU grant of $2,500,000. Such RSUs vest as to one-third of the total amount on each of August 1, 2019, August 1, 2020, and August 1, 2021. Additionally, Mr. Gorrie received a regular annual LTIP award of $375,000 in RSU awards in respect of his performance in 2018, pro-rated for the period during which he was employed by Granite.

PSU Award

For 2018, Granite granted PSUs to Mr. Gorrie in accordance with the provisions of Granite’s Executive Deferred Stapled Unit Plan. For a description of the Executive Deferred Stapled Unit Plan under which the PSUs are awarded, please see “— Equity Compensation Plan Information”.

Such PSUs represent the right to receive, as determined by the CGN Committee, either Stapled Units (including accrued distribution equivalents) or a cash payment having an equivalent market value to the Stapled Units subject to the award when such PSUs vest in 2021 on the date on which the Board approves Granite’s 2020 annual financial statements, in each case after taking into account the applicable performance multiplier. A performance multiplier of 0% to 200% of the target will be applied to determine the final number of vested PSUs. Such performance multiplier will be the average of two separate multipliers determined by reference to two metrics, weighted equally and calculated on a per Stapled Unit basis, as follows:

•

Total unitholder return (“TUR”) of Granite vs. total unitholder return of the S&P/TSX Capped REIT Index: 50% weighting will be given to Granite’s TUR compared to the TUR achieved by the constituents of the S&P/TSX Capped REIT Index (or its successor in the event S&P/TSX revises the Index) for the period commencing on August 1, 2018 and ending December 31, 2020.

o	This multiplier will be based on Granite’s total return percentile ranking within the constituents of the S&P/TSX Capped REIT Index and calculated as follows:

Percentile	< 25th percentile	≥ 25th percentile or ≤ 75th percentile	> 75th percentile
Multiplier in respect of the TUR test	0%	0% to 200% (calculated linearly)	200%

•

Net Asset Value: 50% weighting will be given to Granite’s NAV at vesting compared to a target NAV of $65.00 per Stapled Unit less aggregate current income tax paid or payable per Stapled Unit on asset sales during the vesting period (the “Target NAV”).

o	This multiplier is calculated as follows:

Achievement	< Threshold(1)	≥ Threshold(1) or < Maximum(2)	≥ Maximum(2)
Multiplier in respect of the NAV test	0%	0% to 200% (calculated linearly)	200%

Notes:

(1)

“Threshold” means an actual NAV figure of 90% of the Target NAV. In the event Granite elects to declare a special distribution in certain circumstances, the NAV per unit shall be adjusted by any cash component of such special distribution.

(2)

“Maximum” means an actual NAV figure of 110% of the Target NAV. In the event Granite elects to declare a special distribution in certain circumstances, the NAV per unit shall be adjusted by any cash component of such special distribution.

The following PSUs were granted to Mr. Gorrie in 2018:

Executive	PSU Grant Date Fair Value(1)	Number of Units Awarded	Vesting Date
Kevan Gorrie	$208,333	3,730	The date in 2022 on which the Board approves Granite’s 2021 annual financial statements.

Note:

(1)

The grant date fair value of a PSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the PSU. The value shown for these awards is the same as the grant date fair value without any adjustment for subsequent distribution-equivalent grants.

Perquisites and Other Benefits

Perquisites and other benefits do not represent a significant portion of the overall compensation of Granite’s executives. The perquisites provided to the executives in 2018 included health benefits and other limited, customary executive perquisites.

Employment Agreements

Each NEO currently employed by Granite is party to an employment agreement with Granite. Each such employment agreement establishes the NEO’s base salary and right to participate in Granite’s STIP, LTIP and benefit programs and provides for certain payments and benefits on their involuntary termination without cause.

Each such NEO, except Mr. Konstantopoulos, is required by his employment agreement not to solicit employees of Granite and certain other individuals for 12 months following the termination of his employment. Pursuant to their employment agreements, all NEOs are also required to maintain the confidentiality of Granite’s confidential information. The employment agreements of Mr. Gorrie and Mr. Kumer also restrict each of them from engaging in certain activities that would be competitive with Granite’s business for a period of six months after the end of his active employment with Granite.

For amounts payable to NEOs on a change of control or the termination of their employment, see “— Change of Control and Termination Benefits”.

Performance Graph

The following graph compares the total cumulative Unitholder return for the period from December 31, 2013 to December 31, 2018 with the cumulative total returns of the S&P/TSX Composite Index and the S&P/TSX Capped REIT Index for such period.

Cumulative Total Returns

Value of $100.00 Invested on December 31, 2013

Fiscal Period End	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018

Granite REIT Stapled Units(1)(2)	$100.00	$112.76	$109.74	$137.66	$159.51	$182.51

S&P/TSX Composite TR Index(2)	$100.00	$110.55	$101.34	$122.71	$133.85	$121.96

S&P/TSX CAPPED REIT TR Index(2)	$100.00	$110.22	$104.99	$123.50	$135.67	$144.20

Notes:

(1)	Values herein represent total return with dividends and distributions reinvested.

(2)	Source of data: Bloomberg.

The trends identified by the performance graph above show a strong cumulative Unitholder return since December 31, 2013 and that the Stapled Units have significantly outperformed the total returns of the S&P/TSX Composite Index and the S&P/TSX Capped REIT Index during that period. The total cumulative return from December 31, 2013 to December 31, 2018 for $100.00 invested in Stapled Units was $182.51, compared to $121.96 for the S&P/TSX Composite Index and $144.20 for the S&P/TSX Capped REIT Index.

Between January 1, 2014 and December 31, 2018, the total cumulative return to Unitholders per $100.00 invested, as a percentage, has been significantly greater than the percentage increase in total compensation paid to NEOs in 2018 as compared to 2013. As noted above, Granite’s compensation philosophy is in part intended to align executive interests with those of Unitholders by emphasizing “at risk” compensation tied to Granite’s Stapled Unit price. Part of the total compensation for all NEOs has been paid in RSUs, and this type of compensation provides a direct alignment of Management and Unitholder interests. Furthermore, one of the metrics used by the Board to assess Granite’s overall organizational performance has been Granite’s total return in a given year compared to the total return of the S&P/TSX Capped REIT Index over the same period.

Summary Compensation Table

The following table provides information respecting compensation received in or in respect of the financial years ended December 31, 2018, 2017 and 2016 by each of Granite’s NEOs. Unless indicated otherwise, all amounts were paid or are payable in Canadian dollars.

Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)(1)	Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
					Annual Incentive Plans(2)	Long-Term Incentive Plans

Kevan Gorrie President and Chief Executive Officer	2018	333,333(5)	3,083,333(6)	—	412,500	—	—	—	3,829,166
	2017	—	—	—	—	—	—	—	—
	2016	—	—	—	—	—	—	—	—
Ilias Konstantopoulos Chief Financial Officer	2018	415,000	400,000	—	500,000	—	—	8,743	1,323,743
	2017	415,000	300,000	—	311,250	—	—	8,670	1,034,920
	2016	127,426(7)	300,000(8)	—	103,750	—	—	—	531,176

Michael Forsayeth Former Chief Executive Officer(9)	2018	1,025,000	—	—	693,750	—	—	47,203	1,765,953
	2017	500,000	—(10)	—	775,000(10)	—	—	8,670	1,283,670
	2016	488,006	1,290,000(11)	—	750,000	—	—	8,457	2,536,463
Lorne Kumer Executive Vice President, Head of Global Real Estate	2018	415,125	400,000	—	411,344	—	—	8,743	1,235,212
	2017	415,125	600,000(12)	—	311,344	—	—	8,670	1,335,139
	2016	415,125	100,000	—	311,250	—	—	8,457	834,832

Notes:

(1)

Share-based awards represent grants of RSUs and, in the case of Mr. Gorrie, RSUs and PSUs, under the Executive Deferred Stapled Unit Plan, as determined by the Board. The grant date fair value of an RSU and a PSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the RSU or PSU. The Executive Deferred Stapled Unit Plan provides for the accrual of distribution-equivalent amounts based on distributions paid on the Stapled Units. The value shown for these awards is the same as the grant date fair value without any adjustment for subsequent distribution-equivalent grants. See “— Long-Term Incentive Plan (LTIP)”.

(2)

Generally, each NEO is awarded an annual cash bonus based on Granite’s compensation practices and policies, as described above under “— Short-Term Incentive Plan (STIP)”. Cash bonuses relating to performance during 2018 were paid as a lump sum in the first quarter of 2019.

(3)

None of the NEOs participate in any defined benefit, defined contribution, actuarial, or any other form of plan provided by Granite that provides for payments or benefits at, following, or in connection with, retirement.

(4)

Unless otherwise noted, these amounts reflect Granite’s contribution towards each NEO’s Registered Retirement Savings Plan, and in the case of Mr. Forsayeth, also includes $38,460 in respect of unused vacation days settled in cash. Perquisites and other personal benefits for each NEO did not exceed the lesser of $50,000 or 10% of his or her respective total annual salary during 2016, 2017 or 2018.

(5)

Mr. Gorrie was appointed President and CEO on August 1, 2018. On an annualized basis for 2018, Mr. Gorrie’s base salary would have been $800,000. No amounts of Mr. Gorrie’s compensation were received for services as a trustee and director.

(6)

Pursuant to his employment agreement, upon joining Granite Mr. Gorrie was entitled to receive a one-time special RSU grant of $2,500,000. Such RSUs vest as to one-third of the total amount on each of August 1, 2019, August 1, 2020, and August 1, 2021. Additionally, Mr. Gorrie received a regular annual LTIP award of (i) $375,000 in RSU awards in respect of his performance in 2018; and (ii) $208,333 in PSU awards.

(7)	Mr. Konstantopoulos was appointed Chief Financial Officer on September 12, 2016. On an annualized basis for 2016, Mr. Konstantopoulos’ base salary would have been $415,000.

(8)

Pursuant to his employment agreement, upon joining Granite Mr. Konstantopoulos was entitled to receive a one-time special RSU grant of $200,000. This grant was made in 2017, and is reported in 2016 compensation, as 2016 was the year in which he commenced his employment with Granite. Mr. Konstantopoulos also received a regular annual LTIP award of $100,000 in respect of 2016.

(9)

Mr. Forsayeth was appointed Interim CEO on September 10, 2015 and was appointed Granite’s CEO on March 31, 2016. Effective January 19, 2016, Mr. Forsayeth was appointed as trustee of Granite REIT and director of Granite GP. No amounts of Mr. Forsayeth’s compensation were received for services as a trustee and director. On July 31, 2018, Mr. Forsayeth resigned as CEO and as a trustee of Granite REIT and a director of Granite GP. During the period from August 1, 2018 to September 30, 2018, Mr. Forsayeth continued to be employed by Granite. On September 30, 2018, Mr. Forsayeth’s employment by Granite ceased and he agreed to be available to consult with Granite until December 31, 2018. See “— Change of Control and Termination Provisions — Arrangements Regarding Departure of Former Chief Executive Officer”

(10)

In view of the fact that Mr. Forsayeth would be retiring from Granite in 2018, the Board determined to make Mr. Forsayeth’s LTIP award in respect of 2017 of $400,000 payable in cash in lieu of RSUs. This amount is included in the amount shown in “Annual Incentive Plans”, in addition to the $375,000 STIP award of Mr. Forsayeth in respect of 2017. See “— 2018 Compensation Elements”.

(11)

In 2016, Granite entered into a retention and amendment agreement with Mr. Forsayeth pursuant to which Mr. Forsayeth would depart Granite on March 31, 2018 unless Granite and Mr. Forsayeth agreed to an extension. In connection with this agreement, Mr. Forsayeth received RSUs having a grant date fair value of $890,000 in 2016. Mr. Forsayeth also received a regular annual LTIP award of $400,000 in respect of his performance in 2016.

(12)

Mr. Kumer received a regular annual LTIP award of $300,000 in respect of 2017. In addition, in March 2017 the Board approved a one-time grant of RSUs to Mr. Kumer in the amount of $300,000 for retention purposes.

Incentive Plan Awards

Outstanding Share-Based Awards

The following table provides information regarding the incentive plan awards outstanding as of December 31, 2018 for each NEO. There are no option-based awards outstanding as of December 31, 2018 for NEOs.

Name	Number of Shares or Units of Shares that Have Not Yet Vested (#)(1)	Market or Payout Value of Share-Based Awards that Have Not Vested ($)(2)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed ($)(2)

Kevan Gorrie(3) President and Chief Executive Officer	50,329	2,688,575	-

Ilias Konstantopoulos Chief Financial Officer	12,637	675,069	-

Lorne Kumer Executive Vice President, Head of Global Real Estate	16,094	859,741	-

Michael Forsayeth Former Chief Executive Officer	8,520	455,138	-

Notes:

(1)

The numbers in this column represent entitlements under the Executive Deferred Stapled Unit Plan and include share-based awards that were received as distribution equivalents payable on share-based awards. References to “shares” should be read as references to “Stapled Units”.

(2)

The indicated value is calculated, in Canadian dollars, by multiplying the five-day volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding December 31, 2018, which was $53.42, by the applicable number of RSUs and PSUs. Subject to blackout restrictions, vested RSUs and PSUs are generally settled within 60 days.

(3)	Mr. Gorrie joined Granite as President and Chief Executive Officer on August 1, 2018.

Value Vested or Earned During the Year

The following table provides information regarding all option-based or share-based awards that have vested, and all non-equity incentive plan compensation earned, during the financial year ended December 31, 2018.

Name	Option-based awards — Value vested during the year ($)(1)	Share-based awards — Value vested during the year ($)(2)	Non-equity incentive plan compensation — Value earned during the year ($)(3)

Kevan Gorrie President and Chief Executive Officer	-	-	412,500(4)

Ilias Konstantopoulos Chief Financial Officer	-	39,266	500,000

Lorne Kumer Executive Vice President, Head of Global Real Estate	-	144,720	411,344

Michael Forsayeth Former Chief Executive Officer	-	1,451,429	693,750

Notes:

(1)	No options have been granted under the stock option plan since August 10, 2010. Granite no longer grants stock options under the stock option plan.

(2)

The indicated value is calculated, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the vesting date of the RSUs by the number of vested RSUs. No PSUs vested in 2018.

(3)	These are the same amounts as disclosed under the “Annual Incentive Plans” column in the Summary Compensation Table above.

(4)	Mr. Gorrie’s STIP award was pro-rated for the period of his employment by Granite.

Change of Control and Termination Provisions

The employment agreements entered into with each NEO, other than Mr. Forsayeth, contain the termination and change in control benefits that are summarized below. For a table setting out the estimated termination and change of control payments that would be payable by Granite if the triggering event occurred on December 31, 2018, see “— Summary of Change of Control and Termination Benefits” below. See also “— Employee Agreements” for more details. See “— Arrangements Regarding Departure of Former Chief Executive Officer” for a discussion of the departure of Mr. Forsayeth.

Change of Control Benefits

The change of control provisions in the employment agreement for Mr. Gorrie provide that if Granite terminates Mr. Gorrie’s employment following “Change in Control” (generally defined as (i) the acquisition of more than 50% of the equity securities of Granite by a third party, (ii) the sale of all or substantially all of the assets of Granite to a third party, (iii) all necessary approvals are received to authorize the dissolution and liquidation of Granite, or (iv) in connection with a contested election of directors, the persons who were directors of Granite before such election shall cease to constitute a majority of the Board), then he will be entitled to receive base salary, medical and other benefits, expenses and accrued vacation up to the last day of his employment, a STIP award on a pro-rata basis up to the last day of his employment, as well as a payment equal to 18 months’ compensation plus two months’ compensation for each year of completed service, to a maximum of 24 months’ compensation after three years of completed service. “Compensation”, for the purpose of the prior sentence, means Mr. Gorrie’s base salary and (i) if Mr. Gorrie’s employment has lasted less than one year, his target STIP award and his target LTIP award; or (ii) if Mr. Gorrie employment has lasted one year or more, the greater of (x) the awards under the STIP and the LTIP granted to him in respect of the most recent year, and (y) the average of the awards under the STIP and the LTIP granted to him in respect of the most recent two completed years, respectively. Any unvested equity-based compensation, including awards under the LTIP, shall vest immediately on a Change in Control.

The change of control provisions in the employment agreements for Mr. Konstantopoulos provide that in the event of a “Change of Control” (generally defined as (a) the acquisition of control in law of Granite by a third party, or (b) the sale, transfer or other disposition of all or substantially all of the assets of Granite to one or more third parties), if he terminates his employment, or if Granite terminates his employment, in each case during the six-month period prior to the public announcement of the Change of Control (assuming that Granite has knowledge of the potential Change of Control) or in the 12-month period following the Change of Control, he will be entitled to receive a retiring allowance equal to 18 months of “Total Compensation” (defined as (i) payment in lieu of base salary, (ii) payment in lieu of annual bonus equal to the greater of the annual bonus awarded in the year prior to the year of termination and the executive’s target bonus at the time of termination, and (iii) $100,000 in lieu of foregone annual equity compensation awards). In addition, all unvested RSUs or other unvested equity-based compensation will accelerate and vest, and, subject to certain exceptions, Granite will continue the executive’s benefit coverage during the 18-month period.

The change of control provisions in the employment agreement for Mr. Kumer provide that in the event of a “Change of Control” (generally defined as (i) the acquisition of control in law of Granite by a third party, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of Granite to one or more third parties), if he terminates his employment or if Granite terminates his employment, in either case in the six-month period prior to or the 12-month period following a Change of Control, then he will be entitled to receive a payment equal to the sum of two times his base annual salary and two times the amount of his annual cash performance bonus target (at the lower and not at the maximum level) for the year in which the termination of his employment occurs. In the event of such a termination, all unvested RSUs (or other unvested equity-based compensation) will accelerate and vest.

Termination Benefits

Upon any termination of Mr. Gorrie’s employment, his employment contract provides that he is entitled to receive base salary, medical and other benefits, expenses and accrued vacation up to the last day of his employment.

Mr. Gorrie’s employment contract provides that his employment may be terminated by Granite for just cause without any additional payments or benefits, other than the foregoing. If Mr. Gorrie terminates his employment for “good reason”, or if Granite terminates his employment without cause or because of a disability that has caused him to be unable to fulfil his duties, Mr. Gorrie would be entitled to receive a STIP award on a pro-rata basis up to the last day of his employment, as well as a payment equal to 18 months’ compensation plus two months’ compensation for each year of completed service, to a maximum of 24 months’ compensation after three years of completed service. “Compensation”, for the purpose of the prior sentence, means Mr. Gorrie’s base salary and (i) if Mr. Gorrie’s employment has lasted less than one year, his target STIP award and his target LTIP award; or (ii) if Mr. Gorrie employment has lasted one year or more, the greater of (x) the awards under the STIP and the LTIP granted to him in respect of the most recent year, and (y) the average of the awards under the STIP and the LTIP granted to him in respect of the most recent two completed years, respectively. Any unvested equity-based compensation, including awards under the LTIP, would vest immediately.

For purposes Mr. Gorrie’s employment agreement, “good reason” means the occurrence of any of the following: (i) the assignment to Mr. Gorrie of any duties materially inconsistent with Mr. Gorrie’s position, duties and responsibilities with Granite, except in connection with the termination of Mr. Gorrie’s employment for just cause; (ii) any material reduction in Mr. Gorrie’s base salary, benefits or perquisites; (iii) a material reduction in Mr. Gorrie’s ability to earn incentive compensation or bonuses, excluding a reduction caused by the failure of Mr. Gorrie to meet incentive compensation targets or goals, and except where Granite provides a comparable form of remuneration; (iv) the location of Granite’s facilities where Mr. Gorrie is based is relocated more than 100 kilometers from its current location and more than 100 kilometers from Mr. Gorrie’s current residence; (v) Mr. Gorrie is no longer reporting to the Board or is not nominated for election as a director at any annual general meeting of shareholders of Granite GP; and (vi) the removal of duties from Mr. Gorrie in his capacity as CEO which is inconsistent with the duties of a CEO of a public real estate investment trust.

Mr. Konstantopoulos’ employment contract provides that his employment may be terminated by Granite by giving written notice and compensation in lieu of notice consisting of payment of a retiring allowance equal to 18 months of “Total Compensation” (defined as (i) payment in lieu of base salary, (ii) payment in lieu of annual bonus equal to the greater of the annual bonus awarded in the year prior to the year of termination and the executive’s target bonus at the time of termination, and (iii) $100,000 in lieu of foregone annual equity compensation awards). In addition, all unvested RSUs or other unvested equity-based compensation will accelerate and vest, and, subject to certain exceptions, Granite will continue Mr. Konstantopoulos’ benefit coverage during the 18-month period.

Mr. Kumer’s employment contract provides that his employment may be terminated by Granite by giving written notice and compensation in lieu of notice consisting of (i) payments of all outstanding amounts under the employment agreement that have been earned and are owing (including any unpaid salary and a pro-rated annual short term incentive bonus payment calculated based on the target bonus in the year of termination), (ii) payments (in equal monthly instalments commencing within 30 days after the termination of employment) by way of salary continuation to a maximum amount equal to the sum of 1.5 times his base annual salary and 1.5 times the amount of his annual cash performance bonus target (at the lower and not at the maximum level) for the year in which the termination of his employment occurs (provided that if Mr. Kumer engages in alternative employment at any time during the period of 18 months following his termination and earns at least 80% of the total base salary and bonus amount payable to him as at the last day of the period of his active employment with Granite, Granite will (a) cease paying salary continuation and cash performance bonus payments effective the first day on which Mr. Kumer commences alternative employment and (b) pay to Mr. Kumer one-half of the amount of salary and cash performance bonus that would have been paid to Mr. Kumer during the balance of such 18-month period, subject to all necessary deductions), and (iii) continued participation in Granite’s benefit plans until the earlier of the expiry of such 18-month period or the date Mr. Kumer commences alternative employment. In such event, all unvested RSUs (or other unvested equity-based compensation) will accelerate and vest.

Mr. Kumer’s employment agreement provides that he may resign upon 45 days’ notice, in which case Granite will have the right to elect to pay him his base salary for the remainder of the notice period and either continue benefits or provide payment in lieu of benefits for the remainder of the notice period and, if Granite so elects, his employment shall terminate immediately upon such payment. In this event, Granite shall pay him a pro rata portion of his annual target performance bonus and all unvested RSUs, shall vest pro-rated based on the number of days of employment in each vesting period. Mr. Konstantopoulos’ employment contract does not include any provisions regarding the terms on which he may resign.

Summary of Change of Control and Termination Benefits

The following table provides details regarding the estimated payments to each of the NEOs currently employed by Granite (i) in the event of termination (without cause) on December 31, 2018 in connection with a “Change of Control” as described above, and (ii) in the event of termination by Granite (without cause) on December 31, 2018 other than in connection with a Change of Control.

Name	Estimated Change of Control Termination Payment ($)	Estimated Termination Payment ($)

Kevan Gorrie President and Chief Executive Officer	3,750,000(1)	3,750,000(1)

Ilias Konstantopoulos Chief Financial Officer	1,522,500(1)	1,522,500(1)

Lorne Kumer Executive Vice President, Head of Global Real Estate	1,245,375(1)	934,031(1)

Note:

(1)	In addition, all unvested RSUs or other unvested equity-based compensation will accelerate and vest.

Arrangements Regarding Departure of Former Chief Executive Officer

In 2016, Granite entered into a retention and amendment agreement with Mr. Forsayeth pursuant to which it was agreed that Mr. Forsayeth would remain with Granite until March 31, 2018 unless Granite and Mr. Forsayeth agreed to an extension.

In 2017, Granite and Mr. Forsayeth entered into an extension and amendment agreement (the “Extension Agreement”) pursuant to which Mr. Forsayeth’s employment with Granite would continue until September 30, 2018 or such earlier date as the Board might determine. The Board did not determine an earlier cessation date pursuant to the Extension Agreement and Mr. Forsayeth departed Granite on September 30, 2018. The Extension Agreement provided that for the period from January 1, 2018 to March 31, 2018, Mr. Forsayeth’s base salary was $500,000 per annum. It also provided that in respect of such period his STIP award was $93,750 and his RSU award was $100,000, to be paid in cash in lieu of RSUs. Pursuant to the Extension Agreement, Mr. Forsayeth received a base salary of $150,000 per month during the period from April 1, 2018 to September 30, 2018, and was eligible to receive a cash incentive payment in respect of his performance during such period, which the Board subsequently determined, in view of his performance during such period, to be $500,000. During such period, Mr. Forsayeth was not entitled to participate in Granite’s STIP or LTIP.

In 2018, Granite and Mr. Forsayeth entered into an employment cessation agreement pursuant to which Mr. Forsayeth resigned as CEO on July 31, 2018, but continued to be an employee until September 30, 2018 and to be available to consult with Granite until December 31, 2018. Mr. Forsayeth has also agreed to provide certain consulting services to Granite in 2019 in consideration for a consulting fee in the amount of $400,000.

Equity Compensation Plan Information

The following table provides information on Granite’s equity compensation plans as at December 31, 2018.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options or Upon Settlement of Share Rights	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities to be Issued upon Exercise of Outstanding Options or Upon Settlement of Share Rights)

Stock option plan approved by securityholders(1)	—	—	1,886,544

Executive Deferred Stapled Unit Plan approved by securityholders	117,467	—	696,998

Total	117,467	—	2,583,542

Note:

(1)	No options have been granted under the stock option plan since August 10, 2010. Granite no longer grants stock options under the stock option plan.

Description of the Executive Deferred Stapled Unit Plan

The following is a summary of the material features of the Executive Deferred Stapled Unit Plan.

Effective August 7, 2011, the board of directors of Granite Co. adopted the Executive Share Unit Plan (now the Executive Deferred Stapled Unit Plan), which is designed to provide equity-based compensation in the form of deferred stapled units to employees of Granite or any of Granite’s subsidiaries, partnerships, trusts or other controlled entities who are, by the nature of their position or job, in a position to contribute to the success of Granite (the “Participants”) as determined by the CGN Committee. The Executive Deferred Stapled Unit Plan was approved by the shareholders of Granite Co. at the annual general and special meeting held on June 13, 2012.

The Executive Deferred Stapled Unit Plan entitles a Participant to receive grants of deferred stapled units (“Grants”), at the discretion of the CGN Committee, in the form of PSUs (each representing the right to receive one Stapled Unit or the market value thereof for each PSU that vests as described below under “— Vesting and Settlement”) or RSUs (each representing the right to receive one Stapled Unit or the market value thereof as described below under “— Vesting and Settlement” and “— Grant Terms”), which will vest either after the attainment of certain performance conditions (in the case of PSUs) or after a continuous period of employment (in the case of RSUs). The specific vesting conditions for each PSU or RSU shall be determined by the CGN Committee and approved by the Board.

Purposes of the Executive Deferred Stapled Unit Plan

The purposes of the Executive Deferred Stapled Unit Plan are to promote a further alignment of interests between employees and the Unitholders; to associate a portion of employees’ compensation with the returns achieved by Unitholders; and to recruit and retain employees with the knowledge, experience and expertise required by Granite.

Securities Issuable

Up to 1,000,000 previously unissued Stapled Units may be issued under the Executive Deferred Stapled Unit Plan, representing approximately 2.2% of Granite’s outstanding Stapled Units as of December 31, 2018. As at December 31, 2018, 185,535 Stapled Units had been issued under settled RSUs, and 117,467 Stapled Units were issuable under outstanding RSUs and PSUs, representing approximately 0.4%, and 0.3%, respectively, of the number of outstanding Stapled Units. Accounting for RSUs previously settled, and assuming the settlement of all outstanding RSUs and PSUs in previously unissued Stapled Units, 696,998 Stapled Units remain available to be issued under the Executive Deferred Stapled Unit Plan as of December 31, 2018, representing approximately 1.5% of Granite’s outstanding Stapled Units as of December 31, 2018.

The “burn rate” (calculated by dividing the number of awards granted during the applicable year, by the weighted average number of basic securities outstanding for the applicable year) for the Executive Deferred Stapled Unit Plan was 0.20% in 2018, 0.09% in 2017 and 0.13% in 2016.

No one Participant may receive any Grants which together with all Grants then held by such Participant would permit such Participant to be issued a number of Stapled Units which would be greater than 1% of all Stapled Units outstanding. In addition: (i) the number of Stapled Units issuable to insiders of Granite at any time, under all security based compensation arrangements of Granite, shall not exceed 10% of the total outstanding Stapled Units; and (ii) the number of Stapled Units issued to any insiders, within any one year period, under all security based compensation arrangements of Granite, shall not exceed 10% of the total outstanding Stapled Units.

Vesting and Settlement

A deferred stapled unit shall be settled, upon or as soon as practicable after its vesting, in cash (in an amount equal to the market value of the relevant Stapled Units), in Stapled Units delivered from a trust established to acquire and hold Stapled Units purchased from third parties or in previously unissued Stapled Units issued by Granite, or any combination thereof, as determined by the CGN Committee. Market value for the purposes of settling a deferred stapled unit in cash on any settlement date shall generally be based on the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units is traded on the relevant day(s) during the five trading days immediately preceding the settlement date. Vesting conditions in respect of a Grant are determined by the CGN Committee at the time the Grant is made and may result in the vesting of more or less than 100% of the number of deferred stapled units included in a Grant at the time the Grant is made where a multiplier applies to such deferred stapled units based on the extent to which such vesting conditions are met.

The Executive Deferred Stapled Unit Plan also provides for the accrual of dividend/distribution equivalent amounts based on dividends/distributions paid on the Stapled Units.

Grant Terms

The CGN Committee determines the terms and conditions of Grants to any Participant, including, without limitation: the type of deferred stapled unit; the number of RSUs or PSUs subject to a Grant; the vesting period(s) applicable to a Grant; the conditions to the vesting of any deferred stapled units granted, including terms relating to performance conditions to be met or conditions relating to continued service with Granite or its affiliate; any multiplier that may apply to deferred stapled units subject to a Grant in connection with the achievement of vesting conditions and which may result in the number of deferred stapled units that vest being more or less than the number of deferred stapled units included in the Grant at the time the Grant is made; the performance period for PSUs and the conditions, if any, upon which vesting of any deferred stapled unit will be waived or accelerated without any further action by the CGN Committee; the circumstances in which a deferred stapled unit shall be forfeited or cancelled or expire; the consequences of a grantee’s termination with respect to a deferred stapled unit; whether and the terms upon which any Stapled Units delivered upon exercise or settlement of a deferred stapled unit must continue to be held by a Participant for any specified period; and whether and the extent to which any performance conditions or other criteria applicable to the vesting of a deferred stapled unit have been satisfied or shall be waived or modified. The Executive Deferred Stapled Unit Plan provides that the number of deferred stapled units to be covered by a Grant shall generally be determined by dividing the value of the Grant by the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units is traded on the relevant day(s) during the five trading days immediately preceding the grant date for such Grant, rounded up to the next whole number.

Assignability and Cessation of Entitlement

Subject to the terms of the relevant Participant’s employment agreement, in the event that a Participant’s employment is terminated without cause or the Participant dies or experiences certain disability events prior to the vesting date of any Grant, such Participant’s deferred stapled units will thereupon become vested in an amount equal to the product of (i) the number of deferred stapled units which have not previously vested plus any dividend/distribution equivalent deferred stapled units in respect thereof (assuming, in the case of PSUs, that the relevant Participant was employed until the end of the applicable vesting period and taking into account the extent to which the applicable performance conditions were achieved), multiplied by (ii) a fraction, the numerator of which is the number of months between (A) the first day of the relevant vesting period or, if the deferred stapled units are subject to more than one vesting date in a single vesting period, the most recent vesting date that precedes the date of termination, death or disability and (B) the date the employee is terminated, dies or becomes disabled, and the denominator of which is the total number of months between the date determined for the purposes of clause (A), above, and the last day in the relevant vesting period.

Subject to the terms of a Participant’s written employment agreement, in the event a Participant’s employment is terminated for cause or if the Participant resigns, no deferred stapled units which have not vested and settled prior to the date of the Participant’s termination or resignation, as the case may be, including dividend/distribution equivalent deferred stapled units in respect of such deferred stapled units, shall vest, and all such deferred stapled units shall be forfeited immediately.

Other than by designating a beneficiary to receive any benefits that are payable under the Executive Deferred Stapled Unit Plan upon the death of a Participant, or by operation of law, a Participant shall not be permitted to assign or transfer any deferred stapled units.

Amendment of the Executive Deferred Stapled Unit Plan

The Executive Deferred Stapled Unit Plan and any Grants made pursuant thereto may be amended, modified or terminated by the Board without approval of Unitholders. Such changes could include accelerating the vesting of a Grant. Notwithstanding the foregoing, the Executive Deferred Stapled Unit Plan or any Grant may not be amended without Unitholder approval to:

(a)	increase the number of Stapled Units issuable on settlement of outstanding deferred stapled units;

(b)	permit a Participant to transfer or assign deferred stapled units to a new beneficial holder other than to a beneficiary in the event of the Participant’s death;

(c)	increase the number of Stapled Units that may be issued to insiders above the restrictions contained in the Executive Deferred Stapled Unit Plan;

(d)	add additional categories of Participants; or

(e)	amend the Executive Deferred Stapled Unit Plan to delete any of the limitations on amendments described in (a) through (d) above.

In addition, no amendment to the Executive Deferred Stapled Unit Plan or Grants made pursuant thereto may be made without the consent of a Participant if it adversely alters or impairs the rights of the Participant in respect of any Grant previously granted to such Participant, except that Participant consent shall not be required where the amendment is required for purposes of compliance with applicable law.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Granite has adopted certain structures and procedures to ensure that effective corporate governance practices are followed and that the Boards of Granite REIT and Granite GP function independently of Management. The following describes Granite’s approach to corporate governance.

Applicable Governance Requirements and Guidelines

Granite is subject to a number of legislative and regulatory corporate governance requirements and guidelines, including those of the TSX, the Canadian Securities Administrators, the NYSE and the SEC. These include the Corporate Governance Listing Standards of the NYSE, the Sarbanes-Oxley Act of 2002, and the guidelines contained in National Policy 58-201 — Corporate Governance Guidelines (“National Policy 58-201”). Granite’s website, www.granitereit.com, contains various charters and policies that have been adopted by Granite pursuant to corporate governance requirements and guidelines, as well as information on its compliance with the NYSE’s corporate governance standards. Management, the CGN Committee and the Boards will continue to monitor corporate governance developments and initiatives with a view to continuing to make all necessary and appropriate changes to Granite’s corporate governance structures and procedures as required from time to time.

In this Statement of Corporate Governance Practices Section, references to the “Board” or “Boards” refer to the board of trustees of Granite REIT and/or the board of directors of Granite GP, as applicable.

The following is a statement of Granite’s existing corporate governance practices with specific reference to the guidelines contained in National Policy 58-201 and the disclosure required by National Instrument 58-101 — Disclosure of Corporate Governance Practices.

Board of Trustees of Granite REIT and Board of Directors of Granite GP

The Boards of Granite REIT and Granite GP are comprised of the same nine individuals. It is the policy of Granite that a majority of Board members be “independent” (as defined in National Instrument 52- 110 —Audit Committees (“NI 52-110”), as well as in the NYSE corporate governance standards applicable to boards of directors). The Boards have considered the circumstances of each of their current members and have concluded that eight of such members (Messrs. Aghar, Clow, Daal, Manji, Marshall, Mawani and Miller and Ms. Warren are “independent” based on the applicable tests. The Boards have also determined that Ms. Grodner and Ms. Murray are independent. In reaching these conclusions, the Boards determined that each such person is free from any direct or indirect material relationship — being a relationship which could reasonably interfere with his or her independent judgment — with Granite. Mr. Gorrie, the President and CEO of Granite REIT and Granite GP, is a member of Management and, as a result, not an independent trustee or director. Mr. Marshall is currently the chair of each of the Boards (the “Chair”).

The Boards are committed to facilitating open and candid discussion among their independent trustees and directors. An in camera session of independent trustees and directors is scheduled at each Board meeting to provide the independent trustees and directors the opportunity to discuss matters without Management present. In 2018, eight such in camera session of independent trustees and directors were held. The independent trustees and directors met without Management present at each of the regularly scheduled Board meetings held in 2018. Meetings of independent trustees and directors are also separately called as necessary. Granite believes that the size of the Board, including with the proposed addition of Ms. Grodner and Ms. Murray as independent trustees and directors, facilitates direct and immediate communication among independent trustees and directors (and between such trustees and directors and the full Board and Management) and permits the direct involvement by individual Board members in specific matters where their personal inclination or experience will assist the Board and Management in dealing with a specific issue.

As noted above, the Boards held a total of eight meetings in 2018. Each director and trustee attended all Board meetings held in 2018 while such person was a director and trustee, other than Mr. Miller who attended seven of eight meetings. The attendance record of each proposed trustee and director is also detailed above under “Matters to be Acted Upon at the Meetings —Election of Trustees of Granite REIT”.

Board Mandates

Granite REIT

In general, the Board of Granite REIT is responsible for the stewardship of Granite REIT (which is a limited partner of Granite REIT Holdings Limited Partnership (“Granite LP”), the principal subsidiary of Granite). As a limited partner of Granite LP, the activities of the Board of Granite REIT are more limited than those of the Board of Granite GP. The Board of Granite REIT oversees the affairs of Granite REIT and establishes and approves overall policies for Granite REIT as required. The Board of Granite REIT operates pursuant to its written charter (the full text of which is posted on Granite’s website at www.granitereit.com, and attached as Appendix “A” to this Circular), as well as the Granite REIT Declaration of Trust and applicable law. According to its charter, the Board of Granite REIT bears principal responsibility for, among other things:

●	reviewing reports of the CGN Committee from time to time concerning Granite REIT’s approach to governance;

●	periodically reviewing Granite REIT’s disclosure policy and its compliance with it, and approving any material amendments to the policy;

●	communicating with Unitholders through an annual report, an annual information form, quarterly interim reports and periodic press releases; and

●	appointing an audit committee and other committees of the Board of Granite REIT as considered appropriate from time to time.

Granite GP

In general, the Board of Granite GP is responsible for the stewardship of Granite GP (which acts as general partner of Granite LP, the principal subsidiary of Granite) and the establishment of Granite’s strategic direction. The Board of Granite GP oversees the business and affairs of Granite GP and the day to day conduct of business by Management, establishes and approves overall corporate policies as required and involves itself jointly with Management in pursuing the creation of Unitholder value and preserving and protecting Granite’s assets. The Board of Granite GP operates pursuant to its written charter (the full text of which is posted on Granite’s website, www.granitereit.com, and attached as Appendix “B” to this Circular), as well as Granite GP’s articles and applicable law. According to its charter, the Board of Granite GP bears principal responsibility for, among other things:

●	reviewing reports of the CGN Committee from time to time concerning Granite GP’s approach to governance;

●	periodically reviewing Granite GP’s disclosure policy and its compliance with it, and approving any material amendments to the policy;

●	communicating with Unitholders through an annual report, annual information form, quarterly interim reports and periodic press releases;

●	appointing an audit committee and other committees of the Board of Granite GP as considered appropriate from time to time;

●

periodically reviewing and, if advisable, approving Granite’s strategic planning process and Granite’s strategic plan; in discharging this responsibility, the Board of Granite GP shall review the plan in light of Management’s assessment of emerging trends, the competitive environment, the opportunities and risks of the business, and business practices in the industry;

●

periodically reviewing and, if advisable, approving Granite’s business and capital plans; in discharging this responsibility, the Board of Granite GP shall consider any recommendation made to it by the Investment Committee of the Board relating to the authorization of major investments and significant allocation of capital;

●	periodically reviewing reports of the CGN Committee concerning Granite’s approach to executive compensation and Board compensation; and

●	reviewing reports provided by the Audit Committee of principal risks associated with Granite’s business and operations and the systems implemented to manage these risks.

Board Committees

CGN Committee of Granite GP

The Board of Granite GP has formed a CGN Committee which is currently composed of Messrs. Mawani (Chair) and Manji and Ms. Warren, each of whom is considered by the Board to be “independent” according to the provisions of NI 52-110 and the applicable NYSE corporate governance standards.

The CGN Committee operates pursuant to its written charter, as well as Granite GP’s articles and applicable law. The full text of the CGN Committee charter is posted on Granite’s website, www.granitereit.com.

Responsibilities of the CGN Committee include (i) the nomination of persons for election to the Boards, and (ii) the corporate governance of Granite. The CGN Committee also has certain responsibilities with respect to compensation, which are described above under “Compensation Discussion and Analysis — Compensation, Governance and Nominating Committee”. Granite believes that “corporate governance” means the process and structure used to oversee the management of the business affairs of Granite REIT and Granite GP in the best interests of Granite REIT and Granite GP. The process and structure define the division of power between, and establish mechanisms for achieving accountability of, the Boards and the executive team.

Subject to the powers and duties of the Board, the Board has delegated certain powers and duties to be performed by the CGN Committee on behalf of and for the Board.

In exercising its powers and discharging its duties with respect to governance and nominating, the CGN Committee shall:

●

periodically undertake an examination of the size of the Boards and standards of independence, with a view to determining the impact of the number of trustees and directors (including the number of independent trustees and directors) on the effectiveness of the Boards and the ability of the Boards to act independently of Management in fulfilling their respective duties, and recommend to the Boards, if necessary, a reduction or increase in the size of the Boards and/or the number of independent trustees and directors;

●

in consultation with the Chair of the Board, endeavour to ensure that an appropriate system is in place to evaluate the effectiveness of the Boards as a whole, as well as the committees of the Boards and individual trustees and directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties and working effectively together as a unit;

●

review the disclosure in Granite’s public disclosure documents relating to corporate governance practices and prepare recommendations to the Boards regarding any reports required or recommended on corporate governance;

●	periodically review the disclosure policy of Granite, any proposed material amendments to which shall be recommended to the Boards;

●	review, monitor and make recommendations regarding new trustee and director orientation and the ongoing development of existing trustees and directors;

●

review from time to time, as required, the Board charters and the charters for each committee of the Boards, together with the position descriptions of each of the Chair of the Boards, the Chair of each committee of the Boards and the President and CEO, and where necessary recommend changes to the Boards;

●	monitor conflicts of interest (real or perceived) of members of the Boards and Management in accordance with the Code of Conduct; and

●	if applicable, promptly consider any resignation offer from a member of the Boards and make a recommendation to the Boards pursuant to the majority voting policy of Granite.

Identifying New Candidates for Board Nomination

Based on the guidelines referred to in the CGN Committee charter, the CGN Committee shall, annually or as required, recruit and identify individuals qualified to become new Board members and recommend to the Boards trustee and director nominees for the next annual general meetings of holders of REIT Units and holders of GP Shares.

The CGN Committee shall, annually or as required, recommend to the Board the individual trustees and directors to serve on the various committees of the Boards and as Chair of the various committees of the Boards.

In making its recommendations, the CGN Committee shall consider the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, the competencies and skills that the Board considers each existing trustee and director to possess, and the competencies and skills each new nominee will bring to the boardroom, as well as the objectives of the Diversity Policy of Granite. The CGN Committee shall also consider the amount of time and resources that nominees have available to fulfill their duties as Board members or committee members, as applicable.

The Board believes that diversity is important to ensure that Board members provide the necessary range of perspectives, experience and expertise required to achieve Granite’s objectives. The Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the important role that women with relevant competencies and skills can play in contributing to diversity of perspective in the boardroom.

The Boards’ Diversity Policy includes provisions relating to the identification and nomination of women trustees and directors. As set out in the Diversity Policy, Granite has set a target that women represent more than 20% of the total membership on the Boards by June 30, 2019. Granite first adopted its Diversity Policy in 2015, at which time, Granite had zero women out of seven directors and trustees. As of the date of this Circular, Granite has one woman out of nine directors and trustees, representing approximately 11% of its trustees and directors. If Ms. Grodner and Ms. Murray are both elected to the Board at the Meetings, Granite will achieve its target with three women on the Board, representing approximately 33% of its trustees and directors. It is an objective of the Diversity Policy that diversity be considered in determining the optimal composition of the Boards. The Policy provides that in reviewing composition of the Boards and identifying suitable candidates for nomination for election to the Boards, candidates will be selected based on merit and against objective criteria, and due consideration will be given to diversity in identifying candidates and selecting candidates. The Policy provides that the CGN Committee will periodically assess the effectiveness of the Board nomination process at achieving Granite’s diversity objectives.

In March 2019, the CGN Committee considered and discussed with the full Board (i) the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, (ii) the competencies and skills that the Board considers each existing trustee and director to possess, (iii) ways in which the Board could be supplemented, including with a view to achieving the objectives of Granite’s Diversity Policy and (iv) the amount of time and resources that nominees have available to fulfill their duties as Board members or committee members, as applicable. Based on the foregoing, the Board determined to maintain the size of the Board at nine trustees and directors and to nominate Ms. Grodner and Ms. Murray for election to the Board at the Meetings.

Assessments

The CGN Committee, in consultation with the Chair, is responsible for ensuring that an appropriate system is in place to evaluate the effectiveness of the Boards as a whole, as well as the committees of the Boards and individual trustees and directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties. The CGN Committee will, from time to time, review the Board charters and the charters for each committee of the Boards, together with the position descriptions of the Chair of each of the Boards, the Chair of each committee of the Boards and the President and CEO, and where necessary recommend changes to the Boards. The CGN Committee most recently conducted a review of the Board and committee charters and certain other corporate governance policies and documents in March 2018 as well as conducted an assessment survey of the Boards in April 2019.

In carrying out its assessment function, the CGN Committee solicits feedback from trustees and directors, including the President and CEO, on the performance of the Boards as a whole, as well the performance of each committee and the contributions of each individual Board member. Each of the Boards, the committees thereof and individual trustees and directors are evaluated on their effectiveness on an annual basis. Each trustee and director is provided with an anonymous survey to be completed. The survey covers the effectiveness and contribution of: (i) the Boards as a whole; (ii) each of the committees of the Boards; and (iii) individual trustees and directors. In particular, the survey seeks subjective comment in relevant areas, including the composition of the Boards, areas for improvement and important issues relevant to the Boards and/or the committees thereof, and the effectiveness and contribution of each individual trustee and director. The survey allows trustees and directors to comment on areas for improvement to ensure the continued effectiveness of the Boards and the committees thereof. The results from the survey are reported to the CGN Committee and any matters raised through the evaluations are summarized by the Chair of the CGN Committee. The CGN Committee chair discusses results in detail with the Chair of the Board and feedback is provided to the Board and the individual trustees. The CGN Committee most recently conducted an assessment survey of the Boards in April 2019.

The CGN Committee considers the results of recent Board effectiveness assessments when reporting to the Board on its findings as to the role, size, composition, competencies, skills and structure of the Boards and the committees.

The term of office of each of Granite’s trustees and directors expires not later than the next annual general meetings of Unitholders. The Board has not established term limits for its trustees and directors. Granite believes that applying term limits may cause the Board to lose valuable contributors who have enhanced and helped to guide Granite’s business to the benefit of Unitholders. Granite’s Board believe its effectiveness assessment process provides a reliable means to identify and address individual performance concerns and that its nominations process requires regular consideration of the optimal mix of skills, diversity and experience.

Audit Committee of Granite REIT and Granite GP

The Audit Committee of each of Granite REIT and Granite GP is currently composed of Messrs. Miller (Chair), Mawani and Clow, each of whom is considered by the Boards to be “independent” according to the provisions of NI 52-110 and the applicable NYSE corporate governance standards. The Boards have also determined that each of Messrs. Miller, Clow and Mawani is an “audit committee financial expert” within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002 and that all members of the Audit Committees are financially literate, as such term is defined in NI 52-110.

The Audit Committees each operate pursuant to a written charter, as well as the Granite REIT Declaration of Trust (in the case of Granite REIT) and the articles of Granite GP (in the case of Granite GP) and applicable law. The full text of the Audit Committee charters is posted on Granite’s website, www.granitereit.com, and is attached as an appendix to Granite REIT’s Annual Information Form dated March 6, 2019.

In accordance with the Audit Committee charters, each Audit Committee shall oversee the accounting and financial reporting processes of Granite and the audits of Granite’s financial statements and exercise the responsibilities and duties set out therein. Pursuant to each Audit Committee Charter, the Audit Committee shall, among other things:

●	oversee Granite’s financial statements and financial disclosures;

●

review and, if advisable, recommend for Board approval the annual audited and interim combined financial statements of Granite REIT and Granite GP, the external auditor’s audit or review report thereon and the related management’s discussion and analysis of Granite’s financial condition and results of operation;

●

review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of Granite, press releases disclosing, or based upon, financial results of Granite and any other material financial disclosure in a document to be publicly disseminated;

●	oversee the work of the Auditor, including the external Auditor’s work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work;

●	review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of the Auditor;

●	periodically discuss with the Auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Audit Committee; and

●

review any complaints and concerns that may be received pursuant to Granite’s Internal Reporting Procedures, which include any potential violations of Granite’s Code of Conduct and Ethics and Anti-Bribery Policy, and, if it determines that the matter requires further investigation, it will direct the Chair of the Audit Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management to reach a satisfactory conclusion. The Chair of the Audit Committee is also a contact for purposes of any employee complaints regarding Granite’s Internal Reporting Procedures.

Before the Auditor issues its report on annual financial statements, the Audit Committee shall obtain from the Auditor a formal written statement describing all relationships between the Auditor and Granite; discuss with the Auditor any disclosed relationships or services that may affect the objectivity and independence of the Auditor; and obtain written confirmation from the Auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct / code of ethics adopted by the provincial institute or order of chartered professional accountants to which the Auditor belongs and other applicable requirements. The Audit Committee shall take appropriate action to oversee the independence of the Auditor. The Audit Committee shall have ultimate authority to approve all audit engagement terms, including the Auditor’s audit plan.

Each Audit Committee is responsible for reviewing its charter from time to time and recommending any amendments to the Board.

Each Audit Committee is responsible for overseeing the identification and assessment of the principal risks to the operations of Granite REIT or Granite GP and the establishment and management of appropriate systems to manage such risks. See “— Risk Management Oversight” for details.

Each Audit Committee is also responsible for: pre-approval of non-audit services by the external Auditor; approving Granite’s hiring policies for partners, employees and former partners and employees of the present and former external Auditor; and review, evaluation and approval of appropriate systems of internal controls in accordance with applicable law.

Further information relating to the Audit Committees, including disclosure required under NI 52-110, can be found under the heading “Audit Committee” in the Annual Information Form of Granite REIT dated March 6, 2019 available on SEDAR at www.sedar.com.

Investment Committee of Granite GP

The Board of Granite GP has formed an Investment Committee that is currently composed of Messrs. Aghar (Chair), Daal and Marshall, each of whom is considered by the Board to be “independent” according to the provisions of NI 52-110 and the applicable NYSE corporate governance standards.

The Investment Committee operates pursuant to its written charter, as well as Granite GP’s articles and applicable law. The full text of the Investment Committee charter is posted on Granite’s website, www.granitereit.com.

In accordance with the Investment Committee charter, the Investment Committee shall review and make recommendations to the Boards regarding the investment objectives of Granite and proposed direct or indirect acquisitions, investments, dispositions and borrowings of Granite. The objective of the Investment Committee is to ensure an effective allocation of capital that is consistent with Granite’s strategic plan while balancing financial and operational risks with a view to maximizing the long-term value of Granite.

Pursuant to its charter, the Investment Committee shall, among other things:

●	at least annually, review management’s assessment of Granite’s properties, taking into account property type, location, lease profile, risk, and marketability;

●	periodically review and make recommendations to the Boards regarding the investment objectives of Granite; and

●

review and make recommendations to the Boards regarding certain prescribed (a) proposed acquisitions, investments and dispositions by Granite or its subsidiaries and (b) proposed borrowings and assumption or granting of any mortgage or other security interest in real property (other than renewals of existing mortgages or security interests, which need not be approved by the Investment Committee), including any assignment of rents and other monies derived from or related to real property.

Position Descriptions

Chair of the Board

Each of the Boards has developed a written position description for the Chair of the Board. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. In fulfilling his or her duties, the Chair is responsible for:

●	providing leadership to foster the effectiveness of the Board;

●	ensuring there is an effective relationship between the Board and the executive team, including by acting as a liaison between the Board and the executive team;

●	acting as an advisor to the executive team in matters concerning the interests of Granite;

●	ensuring that the appropriate committee structure is in place and assisting the CGN Committee in making recommendations for appointment to such committees;

●	in consultation with the other members of the Board and the President and CEO, preparing the agenda for each meeting of the Board;

●	ensuring that trustees or directors receive the information required for the proper performance of their duties, including information relevant to each meeting of the Boards;

●

chairing Board meetings and sessions of independent trustees or directors, including stimulating debate, providing adequate time for discussion of issues, facilitating consensus, encouraging full participation and discussion by individual directors or trustees, and confirming that decisions are reached and accurately recorded;

●	chairing all Unitholder general meetings;

●

together with the CGN Committee, ensuring that an appropriate system is in place to evaluate the performance of the Boards as a whole, the Boards’ committees and individual trustees or directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties, and making recommendations to the CGN Committee for changes when appropriate;

●	consulting with the CGN Committee on candidates for nomination or appointment to the Boards;

●

working with the President and CEO to ensure that each Board is provided with the resources to permit it to carry out its responsibilities and bringing to the attention of the President and CEO any issues that are preventing the Board from being able to carry out its responsibilities; and

●	providing additional services required by the Boards.

Chair of Each Board Committee

Position descriptions for the Chairs of the Audit Committee of each Board, the CGN Committee of the Board of Granite GP and the Investment Committee of the Board of Granite GP which set out the key responsibilities of each Chair of these committees have also been approved by the applicable

Boards. Each Chair is an independent trustee or director and works with the respective committee and Management to ensure the effective functioning of the committee. A committee chair is principally responsible for overseeing the operations and affairs of his or her particular committee. In fulfilling his or her duties, the chair of a committee is responsible for:

●	providing leadership to foster the effectiveness of the committee;

●	ensuring there is an effective relationship between the Board and the committee;

●	reporting to the Board on significant committee deliberations and discussions, and on the committee’s recommendations;

●	ensuring that an appropriate charter for the committee is in effect and assisting the CGN Committee in making recommendations for amendments to such committee’s charter;

●	taking the principal initiative in scheduling meetings of the committee;

●	preparing the agenda for each meeting of the committee (in consultation with the other members of the committee and the Board, where appropriate);

●	ensuring that all committee members receive the information required for the proper performance of their duties, including information relevant to each meeting of the committee;

●

chairing committee meetings, including stimulating debate, providing adequate time for discussion of issues, facilitating consensus, encouraging full participation and discussion by individual members, and confirming that decisions are reached and accurately recorded;

●

together with the CGN Committee, ensuring that an appropriate system is in place to evaluate the performance of the committee as a whole and the committee’s individual members, and making recommendations to the CGN Committee for changes when appropriate;

●

working with the President and CEO to ensure that the committee is provided with the resources to permit it to carry out its responsibilities and bringing to the attention of the President and CEO any issues that are preventing the committee from being able to carry out its responsibilities; and

●	providing additional services required by the Board and the committee.

President and Chief Executive Officer

The Boards have developed a written position description and mandate for the President and CEO. The President and CEO is primarily responsible for the overall management of the business and affairs of Granite REIT and Granite GP. In this capacity, the President and CEO shall establish the strategic and operational priorities of Granite and provide leadership for the effective overall management of Granite. The President and CEO is directly responsible to the Unitholders, through the Boards, for all activities of Granite.

In fulfilling his or her duties, the President and CEO is responsible for:

●	developing for the Granite GP Board’s approval a long-term strategy and vision for Granite that is consistent with creating securityholder value;

●	developing for the Granite GP Board’s approval annual business plans and budgets that support Granite’s long-term strategy;

●	consistently striving to achieve Granite’s short and long-term financial and operating goals and objectives;

●	providing leadership and vision, and maintaining a high level of employee morale and motivation, with a view to ensuring the implementation of Granite’s strategy;

●	fostering a corporate culture that promotes integrity and ethical values throughout the organization, including setting the tone by meeting the highest ethical standards;

●	developing and incentivizing the executive officers and senior management of Granite and providing overall management to ensure the effectiveness of the leadership team;

●

making recommendations to Granite GP’s CGN Committee respecting the appointment of all senior management reporting directly to the President and CEO, and all other officers appointed by the Granite GP Board, after consideration of the objectives of Granite’s Diversity Policy;

●

making recommendations to Granite GP’s CGN Committee respecting the compensation and other terms of employment of all senior management reporting directly to the President and CEO, and all other officers appointed by the Granite GP Board;

●	ensuring that succession plans are in place for Granite which reflect consideration of the objectives of Granite’s Diversity Policy;

●	serving as Granite’s chief spokesperson and ambassador;

●

ensuring compliance by Granite with all applicable laws, rules and regulations, as well as Granite’s Code of Conduct and Ethics and any other policies of the Board of Granite REIT or the Board of Granite GP in effect from time to time; and

●

ensuring that each of the Boards remains fully informed through direct communication with the Chair of such Board for all significant matters, and dealing with such Boards in a manner that ensures that such Boards are able to provide the best counsel and advice possible.

Orientation and Continuing Education

Granite ensures that new Board members are provided with a basic understanding of Granite’s business, the role of the Boards, their committees and their trustees and directors to assist them in contributing effectively to the Boards. In addition, Granite provides access to an online trustee / director resource centre containing comprehensive trustee / director orientation information as well as historical disclosure materials. This online trustee / director resource centre is periodically updated with publications and other information relevant to the continuing education of the trustees and directors of Granite.

Granite’s ongoing Board education initiatives include frequent business and industry updates from Management as well as presentations from Granite’s independent advisors and guest speakers. On November 5, 2018, CBRE presented to the Boards and executive officers on the North American industrial market outlook, including in regards to capital flows, investor demands, and industrial space supply and demand fundamentals.

The CGN Committee is responsible for reviewing, monitoring and making recommendations regarding trustee and director orientation and the ongoing development of existing trustees and directors.

The table below lists some of the third-party conferences, seminars, courses, webinars and presentations on a broad range of topics that were attended by individual directors and trustees of Granite between January 1, 2018 and December 31, 2018 as part of their continuing education.

Presented / Hosted by	Topic / Event	Attended by
Institute of Corporate Directors (ICD)	Audit Committee Effectiveness	Mr. Gorrie
Institute of Corporate Directors (ICD)	Boardroom Financial Essentials	Mr. Gorrie
Informa Exhibitions	RealREIT 2018	Mr. Gorrie
YPO	Trusting your Gut: The How & Why of Making Intuitive Decisions	Mr. Aghar
CBRE	Canadian Market Outlook Breakfast 2018	Mr. Aghar
Informa Exhibitions	Real Capital Forum	Mr. Aghar
CIBC	CIBC Annual Real Estate Conference	Mr. Aghar
The Club Series	GoReal 2018	Mr. Aghar
YPO	Behind the Scenes at North America’s Most Digital Hospital	Mr. Aghar
Informa Exhibitions	Real REIT 2018	Mr. Aghar
YPO	USMCA	Mr. Aghar
Informa Exhibitions	Global Property Toronto Real Estate Forum	Mr. Aghar
Informa Exhibitions	Montreal Real Estate Forum	Mr. Aghar
PWC	Emerging Trends in Real Estate	Mr. Clow
RBC Capital Markets	Senior Executive Briefing on Canadian Real Estate	Mr. Clow
Business Council of Canada	Winter Conference – Munich, Germany	Mr. Clow
Queen’s University, Kingston	Queen’s Real Estate Conference	Mr. Clow
Informa Exhibitions	RealREIT 2018	Mr. Clow
Capital Markets Regulatory Implementation Organization	Information Session for senior members of the local business and securities industry communities	Mr. Clow
RBC Capital Markets	Canadian Real Estate Unsecured Debt Conference	Mr. Clow
BOMA	Canada NAC Meeting	Mr. Clow
Informa Exhibitions	The Buildings Show 2018	Mr. Clow
Informa Exhibitions	Toronto Real Estate Forum	Mr. Clow and Mr. Daal
Informa Exhibitions	Global Property Market Conference	Mr. Daal
Institute of Corporate Directors (ICD)	Leading Effective CEO Succession	Mr. Mawani
Gluskin Sheff & Associates	Canadian Economic Outlook from 6 leading Economists	Mr. Mawani

Presented / Hosted by	Topic / Event	Attended by
Rotman Events – University of Toronto	Disrupting Urban Infrastructure Using Advanced Digital Technology	Mr. Mawani
MNP LLP	2018 Tax & Budget Update	Mr. Mawani
CIBC	Annual Real Estate Conference	Mr. Mawani
Osler, Hoskin & Harcourt LLP	M&A in Canada – What Directors Need to Know	Mr. Mawani
CPAB Real Estate Industry Forum	CPAB (The Canadian Public Accountability Board)	Mr. Mawani
Hugessen Consulting	ESG, Wealth Inequality & Pay-For-Performance	Mr. Mawani
Deloitte	Performance Measurement: Challenges for the Board and Audit Committee	Mr. Mawani
McCarthy Tetrault	Annual Disclosure and Governance Seminar	Mr. Mawani
Ernst & Young	Update on Financial Reporting	Mr. Mawani
CPA British Columbia	Legal Responsibilities of Officers and Directors	Mr. Miller
CPA British Columbia	Emerging Ethics Challenges for CPAs	Mr. Miller
CPA British Columbia	Public Company Audit Update	Mr. Miller
CPA British Columbia	Income Tax Update	Mr. Miller
CPA Canada	Accounting for Cryptocurrencies under IFRS	Mr. Miller
CPA Canada	Public Company Reporting Update	Mr. Miller
CPA Canada	AASB’s Exposure Draft on Identifying and Assessing Risks of Material Misstatement	Mr. Miller
CPA Canada	Accounting for Cryptocurrencies under IFRS	Mr. Miller
CPA Canada	Public Company Reporting Update Q2 2018	Mr. Miller
Deloitte	The pivot to future performance – Challenges for the Board and Audit Committee	Mr. Miller
Institute of Corporate Directors (ICD)	Board Culture and Maximizing Board Effectiveness	Mr. Miller

Ethical Business Conduct

The Boards have adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all employees, including officers and trustees and directors of Granite. A copy of the Code of Conduct is posted on Granite’s website, www.granitereit.com, and will be sent free of charge to any person upon request in writing addressed to the Manager, Legal & Investor Services at Granite’s principal executive offices set out in this Circular. The CGN Committee of the Board of Granite GP is charged with monitoring conflicts of interest (real or perceived) of members of the Boards and Management in accordance with the Code of Conduct.

Waivers of the Code of Conduct may from time to time be granted in limited circumstances. Any waivers must be granted by the Audit Committee(s) and will be publicly disclosed if required by applicable law, rules and regulations. There have been no such waivers to date.

In order to ensure compliance with the Code of Conduct, employees of Granite who become aware of a violation of the Code of Conduct by others within Granite or one of its subsidiaries are responsible for reporting any violations of the Code of Conduct, through “whistleblowing” mechanisms which Granite has established. Employees may report violations of the Code of Conduct anonymously. The Code of Conduct provides that no one will be penalized, discharged, demoted, suspended or discriminated against for reporting in good faith any violation of the Code of Conduct.

The Boards have also adopted an Insider Trading and Blackout Policy to establish a standard with respect to the purchase and sale of Granite’s securities, with which all officers, trustees, directors and employees of Granite and its subsidiaries are expected to comply and a Disclosure Policy to ensure that communications to the public regarding Granite are timely, factual, accurate, complete, broadly disseminated and, where necessary, filed with regulators in accordance with applicable securities laws. The Boards have also adopted an Anti-Bribery Policy, which prohibits the provision of bribes, kickbacks, favours, or any other thing of value, directly or indirectly, to any government official.

Granite is committed to ensuring that each time the Boards act on any particular transaction, each trustee or director who casts a vote is free from any material interest in the transaction and any existing or potential material conflict of interest with Granite or its subsidiaries, affiliates or controlling Unitholders generally. When any transaction is voted on by the Boards, Granite adheres to the requirements of the Granite REIT Declaration of Trust and applicable law that a trustee, director or officer of Granite who: (a) has a material interest in a material contract or transaction with Granite; or (b) is a director or an officer of, or has a material interest in, a person who has a material interest in a material contract or transaction with Granite, shall disclose in writing to the Board or request to have entered in the Board minutes the nature and extent of his or her interest, and, unless the contract or transaction is one with an affiliate or between Granite REIT and Granite GP, shall not attend any part of a meeting of trustees or directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction. In this way, the Boards ensure that trustees and directors act with a view to the best interests of Granite and are not affected by any relationship that could materially interfere with their ability to exercise independent judgment.

Risk Management Oversight

The Audit Committee of each of Granite REIT and Granite GP is entrusted with responsibility for overseeing the identification and assessment of the principal risks to the operations of Granite and the establishment and Management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to Unitholders and to the long-term viability of Granite. Each Audit Committee performs this function pursuant to a written charter as described under “— Audit Committee of Granite REIT and Granite GP”. Each Audit Committee requires Management to report periodically to the Audit Committee, and each committee reports periodically to the Boards, on the principal risks faced by Granite and the steps implemented by Management to manage these risks.

In fulfilling this risk oversight responsibility, the Audit Committees review a risk matrix prepared and presented by management to the Audit Committees on a quarterly basis. This risk matrix identifies risks to Granite and assesses the probability of the risks occurring and the potential severity of the impact, should they occur, as well as mitigation strategies and controls intended to reduce such potential impact.

Pursuant to the Board charters, Granite’s Boards are responsible for verifying that internal, financial, non-financial and business control and management information systems have been established by management.

See “— Board Committees — Audit Committee of Granite REIT and Granite GP”.

Succession Planning

The Board of Granite GP is responsible for developing and periodically reviewing the succession plans of Granite for the Chair, the President and CEO and the other key executive officers of Granite, including the appointment, training and monitoring of such persons, with consideration to the objectives of Granite’s Diversity Policy. The Board has delegated to the CGN Committee responsibility for periodically reviewing and making recommendations to the Board with respect to general succession planning matters and executive development programs.

It is an objective of Granite’s Diversity Policy that diversity be considered in connection with succession planning and the appointment of members of Granite’s executive management. The Board believes that diversity is important to ensure that the profiles of senior management provide the necessary range of perspectives, experience and expertise required to achieve Granite’s objectives. Granite currently has no female executive officers. Granite has not adopted a target regarding women in executive officer positions as the Board believes that such arbitrary targets are not in the best interests of Granite.

Sustainability Planning

In May 2019, Granite adopted a sustainability plan setting out its plan to pursue environmental, social and governance initiatives that promote sustainability and returns for Unitholders. The principal objectives of the plan are to: (a) promote energy efficiency and sustainable practices at Granite’s current properties; (b) exceed required environmental standards where feasible in Granite’s developments and major replacement projects; (c) reduce use of resources and increase waste diversion; (d) promote volunteerism and community support; and (e) foster employee well-being. Granite expects to publish its first annual report summarizing its progress with respect to its sustainability initiatives in 2020 on its website at www.granitereit.com.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of Granite, as at April 30, 2019, no trustee, director or officer of Granite, any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Granite or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of Granite, any Proposed Trustee or Proposed Director, nor any of their respective associates or affiliates has had a material interest, direct or indirect, in any transaction since the beginning of Granite’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect Granite or any of its subsidiaries.

MANAGEMENT CONTRACTS

During Granite’s most recently completed financial year, no management functions of Granite or any of its subsidiaries were to any substantial degree performed by a person or company other than the trustees, directors or executive officers of Granite.

OTHER MATTERS

Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action at the Meetings other than those described in the Notice.

Information stated in this Circular is dated as at April 30, 2019 except where otherwise indicated. The contents and the mailing of this Circular have been approved by the Boards.

ADDITIONAL INFORMATION REGARDING GRANITE

Granite files reports and other information with the Canadian Securities Administrators. These reports and information are available to the public free of charge on SEDAR at www.sedar.com. Financial information is provided in Granite’s audited combined financial statements and management’s discussion and analysis for its most recently completed financial year.

Unitholders may also request copies of these documents from Granite’s Chief Financial Officer by mail addressed to the Chief Financial Officer of Granite at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1, by phone at (647) 925-7500, or by e-mail at ikonstan@granitereit.com.

Unitholders may engage with the Boards at any time during the year by contacting Mr. Marshall, Chairman of the Boards by e-mail at chairman@granitereit.com.

Kevan Gorrie	Ilias Konstantopoulos
President and Chief Executive Officer	Chief Financial Officer

APPENDIX “A”

BOARD CHARTER OF GRANITE REAL ESTATE INVESTMENT TRUST

GRANITE REAL ESTATE INVESTMENT TRUST

BOARD OF TRUSTEES CHARTER

Purpose

The members of the Board of Trustees (the “Board”) of Granite Real Estate Investment Trust (the “Trust”) have the duty to supervise the management of the business and affairs of the Trust. The Board, directly and through its committees and the chair of the Board (the “Chair”), shall provide direction to senior management, generally through the President and Chief Executive Officer (the “CEO”), to pursue the best interests of the Trust. The Board shall be responsible for exercising its powers and taking such actions as may be necessary or desirable in order to comply with the provisions of the Declaration of Trust of the Trust, as amended from time to time.

Composition

General

The composition and organization of the Board, including the number, qualifications and remuneration of trustees; the number of Board meetings; Canadian residency requirements; quorum requirements; meeting procedures; and notices of meetings are governed by applicable laws, rules and regulations and the Declaration of Trust of the Trust.

Each trustee must have an understanding of the Trust’s principal operational and financial objectives, plans and strategies, and financial position and performance. Trustees must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Trustees who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to promptly advise the chair of the Compensation, Governance and Nominating Committee of the Board of Directors of Granite REIT Inc. (the “Company Board”).

Independence

A majority of the Board must be independent within the meaning of the provisions of National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators and the applicable rules and regulations of the United States Securities and Exchange Commission and the New York Stock Exchange, each as may be amended from time to time.

Unless the Board decides otherwise, it will endeavour to nominate only independent members to the Board except for the CEO and, if considered desirable, past CEOs, who are considered non-independent under NP 58-201.

Chair of the Board

The Chair of the Board shall be an independent trustee.

Duties and Responsibilities

The Board shall have the specific duties and responsibilities outlined below.

Corporate Governance

General

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee of the Company Board concerning the Trust’s approach to corporate governance.

Trustee Independence

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee of the Company Board that evaluate the trustee independence standards established by the Board (including the definition of independence and the proportion of independent trustees) and the Board’s ability to act independently of management in fulfilling its duties.

Board of Trustees Charter Review

The Board shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with any rules and regulations promulgated by any regulatory body and shall make any modifications to this Charter as considered advisable.

Communications

General

The Board has adopted a Disclosure Policy for the Trust. If consensus cannot be reached at a meeting of the disclosure committee created pursuant to the Disclosure Policy, the matter will be brought forward to the Board for consideration. The Board, in conjunction with the CEO and the Chief Financial Officer, shall periodically review the Trust’s Disclosure Policy, including measures for receiving feedback from the Trust’s stakeholders, and management’s compliance with such policy. The Board shall be responsible for approving any material amendments to the Disclosure Policy.

Unitholders

The Trust endeavors to keep its unitholders informed of its progress through an annual report, annual information form, quarterly interim reports and periodic press releases. In addition, the Trust shall maintain on its website a contact email address that will permit unitholders to provide feedback directly to the Chair of the Board.

Committees of the Board

The Board has established the Audit Committee. Subject to applicable law, the Board may establish other Board committees or merge or dissolve any Board committee at any time.

Committee Charters

The Board has approved a charter for the Audit Committee and shall approve charters for any Board committees created in the future.

Delegation to Committees

The Board has delegated to the Audit Committee those duties and responsibilities set out in the Audit Committee’s charter.

Committee Composition

The Board shall appoint, annually or as required, the members of the Audit Committee and the members and a chair of any other Board committee.

Meetings and Resources

Meeting Participation

Each trustee is encouraged to use his or her best efforts to attend all meetings of the Board and the committees of the Board of which such trustee is a member. Trustees will be expected to have read and considered the materials sent to them in advance of each meeting and to actively participate in such meetings.

Service on Other Boards

Trustees may serve on the boards of other issuers so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Trustees must seek clearance from the Chair in writing in advance of accepting an invitation to serve on the board of another public issuer (other than Granite REIT Inc.). The Chair will confirm approval by email within 48 hours or indicate the need to discuss with the Compensation, Governance and Nominating Committee and provide a timeline for a response.

In any case, a trustee who is also an executive officer of a public issuer, including any executive officer of the Trust, must not serve on the boards of more than two public issuers, including the public issuer of which he or she is an executive officer, and each other trustee must not serve on the boards of more than four public issuers. For greater certainty, the Board and the Company Board shall count as a single board for the purpose of this paragraph.

Additionally, to avoid actual or perceived conflicts of interest, (i) two or more trustees must not serve together on the boards of more than one public issuer other than the Trust and Granite REIT Inc., (ii) a trustee must not serve on the board of any non-public issuer if two or more other trustees serve on such board, (iii) a trustee who is a senior officer of the Trust must not serve on the board of an issuer if another trustee of the Trust is a senior officer of such issuer, and (iv) a trustee who is a senior officer of another issuer must not serve on the Board if a senior officer of the Trust serves on the board of such other issuer. For greater certainty, the Board and the Company Board shall count as a single board for the purpose of this paragraph.

Access to Management and Outside Advisors

The Board shall have unrestricted access to employees of Granite REIT Inc. and its subsidiaries. The Board shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective reasonable compensation of these advisors. The Trust shall provide appropriate funding, as determined by the Board, for the services of these advisors.

Recommendations of Committees of the Company Board

The Board shall receive and consider any recommendations made to it by the Compensation, Governance and Nominating Committee of the Company Board with respect to trustee nominations for each annual meeting of unitholders of the Trust and any recommendations with respect to the remuneration to be paid to, and the benefits to be provided to, trustees of the Trust.

Management

Position Descriptions for Trustees

The Board has approved position descriptions for the Chair and the chair of the Audit Committee. The Board shall review such position descriptions from time to time, as required.

Position Description for CEO

The Board has approved a position description for the CEO, which includes delineating management’s responsibilities.

APPENDIX “B”

BOARD CHARTER OF GRANITE REIT INC.

GRANITE REIT INC.

BOARD OF DIRECTORS CHARTER

Purpose

The members of the Board of Directors (the “Board”) of Granite REIT Inc. (the “Company”) have the duty to supervise the management of the business and affairs of the Company. The Board, directly and through its committees and the chair of the Board (the “Chair”), shall provide direction to senior management, generally through the President and Chief Executive Officer (the “CEO”), to pursue the best interests of the Company.

Composition

General

The composition and organization of the Board, including the number, qualifications and remuneration of directors; the number of Board meetings; Canadian residency requirements; quorum requirements; meeting procedures; and notices of meetings are governed by applicable laws, rules and regulations and the Articles and By-laws of the Company.

Each director must have an understanding of the Company’s principal operational and financial objectives, plans and strategies, and financial position and performance. Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to promptly advise and discuss with the chair of the Compensation, Governance and Nominating Committee.

Independence

A majority of the Board must be independent within the meaning of the provisions of National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators and the applicable rules and regulations of the United States Securities and Exchange Commission and the New York Stock Exchange, each as may be amended from time to time.

Unless the Board decides otherwise, it will endeavour to nominate only independent members to the Board except for the CEO and, if considered desirable, past CEOs, who are considered non-independent under NP 58-201.

Chair of the Board

The Chair of the Board shall be an independent director.

Duties and Responsibilities

The Board shall have the specific duties and responsibilities outlined below.

Strategic Planning

Strategic Plans

The Board will adopt a strategic plan for the Company. The Board shall periodically review and, if advisable, approve the Company’s strategic planning process and the Company’s strategic plan. In discharging this responsibility, the Board shall review at least annually the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities and risks of the business, and business practices in the industry.

Business and Capital Plans

The Board shall periodically review and, if advisable, approve the Company’s budget and corporate targets. The Board shall receive and consider any recommendation made to it by the Investment Committee of the Board relating to the authorization of major investments and significant allocation of capital.

Risk Management

General

The Board shall periodically review reports provided by the Audit Committee of principal risks associated with the Company’s business and operations and the systems implemented to manage these risks.

Verification of Controls

The Board shall verify that internal, financial, non-financial and business control and management information systems have been established by management.

Human Resource Management

General

The Board shall periodically review a report of the Compensation, Governance and Nominating Committee concerning the Company’s approach to executive and Board compensation.

Succession Review

The Board shall develop and review periodically the succession plans of the Company for the Chair, the CEO and other key executive officers, including the appointment, training and monitoring of such persons, with consideration to the objectives of the Diversity Policy of the Company and Granite Real Estate Investment Trust (the “Trust”).

Integrity of Senior Management

The Board shall, to the extent feasible, satisfy itself as to the integrity of the CEO and other executive officers of the Company and that the CEO and other senior officers strive to create a culture of integrity throughout the Company.

Corporate Governance

General

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee concerning the Company’s approach to corporate governance.

Director Independence

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee that evaluate the director independence standards established by the Board (including the definition of independence and the proportion of independent directors) and the Board’s ability to act independently of management in fulfilling its duties.

Ethics Reporting

The Board has adopted a written Code of Conduct and Ethics (the “Code”) applicable to directors, officers and employees of the Company, among others. The Board shall periodically review reports of the Audit Committee relating to compliance with, or material deficiencies from, the Code, and shall review any reports from the Audit Committee concerning investigations and any resolutions of complaints received under the Code.

Board of Directors Charter Review

The Board shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with any rules and regulations promulgated by any regulatory body and shall make any modifications to this Charter as considered advisable.

Communications

General

The Board has adopted a Disclosure Policy for the Company. If consensus cannot be reached at a meeting of the disclosure committee created pursuant to the Disclosure Policy, the matter will be brought forward to the Board for consideration. The Board, in conjunction with the CEO and the Chief Financial Officer, shall periodically review the Company’s Disclosure Policy, including measures for receiving feedback from the Company’s stakeholders, and management’s compliance with such policy. The Board shall be responsible for approving any material amendments to the Disclosure Policy.

Shareholders

The Company endeavors to keep its shareholders informed of its progress through an annual report, annual information form, quarterly interim reports and periodic press releases. In addition, the Company shall maintain on its website a contact email address that will permit shareholders to provide feedback directly to the Chair of the Board.

Committees of the Board

The Board has established the following committees: the Audit Committee, the Investment Committee and the Compensation, Governance and Nominating Committee. Subject to applicable law, the Board may establish other Board committees or merge or dissolve any Board committee at any time.

Committee Charters

The Board has approved charters for each established Board committee and shall approve charters for any Board committee established in the future.

Delegation to Committees

The Board has delegated to the applicable committee those duties and responsibilities set out in each Board committee’s charter.

Committee Composition

The Board shall appoint, annually or as required, the members of each committee and a chair of the Audit Committee, the Investment Committee and the Compensation, Governance and Nominating Committee, after receiving recommendations from the Compensation, Governance and Nominating Committee.

Meetings and Resources

Meeting Participation

Each director is encouraged to use his or her best efforts to attend all meetings of the Board and the committees of the Board of which such director is a member. Directors will be expected to have read and considered the materials sent to them in advance of each meeting and to actively participate in such meetings.

Service on Other Boards

Directors may serve on the boards of other issuers so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Directors must seek clearance from the Chair in writing in advance of accepting an invitation to serve on the board of another public issuer (other than the Trust). The Chair will confirm approval by email within 48 hours or indicate the need to discuss with the Compensation, Governance and Nominating Committee and provide a timeline for a response.

In any case, a director who is also an executive officer of a public issuer, including any executive officer of the Company, must not serve on the boards of more than two public issuers, including the public issuer of which he or she is an executive officer, and each other director must not serve on the boards of more than four public issuers. For greater certainty, the Board and the Board of Trustees of the Trust shall count as a single board for the purpose of this paragraph.

Additionally, to avoid actual or perceived conflicts of interest, (i) two or more directors must not serve together on the boards of more than one public issuer other than the Company and the Trust, (ii) a director must not serve on the board of any non-public issuer if two or more other directors serve on such board, (iii) a director who is a senior officer of the Company must not serve on the board of an issuer if another director of the Company is a senior officer of such issuer, and (iv) a director who is a senior officer of another issuer must not serve on the Board if a senior officer of the Company serves on the board of such other issuer. For greater certainty, the Board and the Board of Trustees of the Trust shall count as a single board for the purpose of this paragraph.

Access to Employees and Outside Advisors

The Board shall have unrestricted access to employees of the Company, and its subsidiaries. The Board shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective reasonable compensation of these advisors. The Company shall provide appropriate funding, as determined by the Board, for the services of these advisors.

Management

Position Descriptions for Directors

The Board has approved position descriptions for the Chair and the committee chairs. The Board shall review such position descriptions from time to time, as required.

Position Description for CEO

The Board has approved a position description for the CEO, which includes delineating management’s responsibilities. The Board has also approved the organizational goals and objectives that the CEO has responsibility for meeting. The Board shall periodically review a report of the Compensation, Governance and Nominating Committee reviewing this position description and such organizational goals and objectives.

Appointment and Terms of Employment of Other Officers

The Board shall review the recommendations of the Compensation, Governance and Nominating Committee respecting the appointment and terms of employment of all senior management reporting directly to the CEO, and all other officers appointed by the Board and, if advisable, after consideration of the objectives of the Diversity Policy of the Company and the Trust, approve, any such appointment.